UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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O’Reilly Automotive, Inc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 20, 2009

Dear Shareholder:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of O’Reilly Automotive, Inc. to be held at the Doubletree Hotel Springfield, 2431 North Glenstone Avenue, Springfield, Missouri 65803 on Tuesday, May 5, 2009, at 10:00 a.m. central time.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the shareholders.

It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience or vote via telephone or Internet using the instructions on the proxy card. If you attend the meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

In order to assist us in preparing for the Annual Meeting, please let us know if you plan to attend by contacting Tricia Headley, our Corporate Secretary, at 233 South Patterson, Springfield, Missouri 65802, (417) 874-7161.

We look forward to seeing you at the Annual Meeting.

David E. O’Reilly
Chairman of the Board

O’REILLY AUTOMOTIVE, INC.

233 South Patterson

Springfield, Missouri 65802

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on May 5, 2009

Springfield, Missouri

March 20, 2009

The Annual Meeting of Shareholders of O’Reilly Automotive, Inc. (the “Company”), will be held on Tuesday, May 5, 2009, at 10:00 a.m., central time, at the Doubletree Hotel Springfield, 2431 North Glenstone Avenue, Springfield, Missouri 65803, for the following purposes:

(1)	To elect three Class I Directors, each to serve for a three-year term;

(2)	To ratify the appointment of Ernst & Young, LLP, as independent auditors for the fiscal year ending December 31, 2009;

(3)	To consider and act upon a proposal to approve the 2009 Stock Purchase Plan;

(4)	To consider and act upon a proposal to approve the 2009 Incentive Plan; and

(5)	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on February 27, 2009, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements. A list of all shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order and showing the address of and number of shares held by each shareholder, will be available during usual business hours at the office of the Corporate Secretary, Tricia Headley, at 2831 South Ingram Mill Road, Springfield, MO 65804, to be examined by any shareholder for any purpose reasonably related to the Annual Meeting for 10 days prior to the date thereof. The list will also be available for examination throughout the course of the meeting.

Your vote is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present at the meeting, we request you to mark, date, sign and mail the enclosed proxy card in the postage-paid envelope provided or vote your shares by telephone or Internet as directed on the enclosed proxy card. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close on Monday, May 4, 2009, at 11:59 p.m. eastern time.

A copy of the Company’s Annual Shareholders’ Report for fiscal year 2008 accompanies this notice.

By Order of the Board of Directors,
Tricia Headley
Secretary

O’REILLY AUTOMOTIVE, INC.

233 South Patterson

Springfield, Missouri 65802

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of O’Reilly Automotive, Inc. (“the Company”), for use at the Annual Meeting of the Company’s shareholders to be held at the Doubletree Hotel Springfield, 2431 North Glenstone Avenue, Springfield, Missouri 65803, on Tuesday, May 5, 2009, at 10:00 a.m., central time, and at any adjournments thereof. Whether or not you expect to attend the meeting in person, please return your executed proxy card in the enclosed postage-paid envelope or vote via telephone or Internet using the instructions on the proxy, and the shares represented thereby will be voted in accordance with your wishes. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about March 20, 2009.

Solicitation of proxies is being made by the Company and will be made by mail or electronic mail. The cost of solicitation of proxies will be borne by the Company and will also include reimbursement paid to brokerage firms and others for their reasonable out-of-pocket expenses of forwarding solicitation materials to their principals.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act upon the matters described in the accompanying notice of meeting. In addition, our management will report on O’Reilly Automotive’s performance during fiscal 2008 and respond to questions from shareholders.

When and where is the 2009 Annual Meeting held?

The 2009 Annual Meeting will be held at the Doubletree Hotel Springfield, 2431 North Glenstone Avenue, Springfield, Missouri 65803, on Tuesday, May 5, 2009, at 10:00 a.m., central time.

Who may vote at the Annual Meeting?

Shareholders of record at the close of business on February 27, 2009, will be entitled to vote at the Annual Meeting. Each share of common stock will have one vote on each matter to be voted upon.

What is the record date?

The record date is February 27, 2009. Shareholders of record at the close of business on February 27, 2009, will be entitled to vote at the Annual Meeting.

May I vote by proxy card, by telephone or via Internet?

You may vote by completing and properly signing the enclosed proxy card and returning the proxy in the enclosed, postage-paid envelope. You may attend the meeting and deliver your completed proxy card in person. You may also vote either via telephone or Internet by following the instructions on the materials enclosed.

May I change my vote after I submit my proxy?

Yes, you may change your vote. If, after sending in your proxy, you decide to vote in person or desire to revoke your proxy for any other reason, you may do so by notifying the Secretary of the Company in writing at our principal office at any time prior to the voting of the proxy. Our principal executive office is located at 233 South Patterson, Springfield, Missouri, 65802.

What matters will be voted on at the Annual Meeting?

At the Annual Meeting, shareholders will be asked to vote on the following proposals:

•	To elect three Class I Directors, each to serve for a three-year term;

•	To ratify the appointment of Ernst & Young, LLP, as independent auditors for the fiscal year ending December 31, 2009;

•	To consider and act upon a proposal to approve the 2009 Stock Purchase Plan;

•	To consider and act upon a proposal to approve the 2009 Incentive Plan; and

•	To transact such other business as may properly come before the meeting or any adjournments thereof.

How will my vote be counted?

All properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the shareholders’ directions specified in the proxy. If no such directions have been specified by marking the appropriate squares in the signed and returned proxy card, the shares will be voted by the persons named in the enclosed proxy card as follows:

(1)	FOR the election of Charles H. O’Reilly Jr., John Murphy and Ronald Rashkow, named herein as nominees for Class I Directors of the Company, to hold office until the annual meeting of the Company’s shareholders in 2012 and until his successor has been duly elected and qualified;

(2)	FOR the proposal to ratify the selection of Ernst & Young, LLP, as our independent auditors for the fiscal year ending December 31, 2009;

(3)	FOR the proposal to approve the 2009 Stock Purchase Plan;

(4)	FOR the proposal to approve the 2009 Incentive Plan; and

(5)	According to their judgment on the transaction of such other business as may properly come before the meeting or any postponements or adjournments thereof.

The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. The shareholders of the Company have no dissenter’s or appraisal rights in connection with any of the proposals described herein.

No nominee has indicated that he would be unable or unwilling to serve as a Director. However, should any nominee become unable or unwilling to serve for any reason, it is intended that the persons named in the proxy will vote for the election of such other persons in their stead as may be designated by the Board of Directors. The Board of Directors is not aware of any reason that might cause any nominee to be unavailable to serve as a Director.

What constitutes a quorum?

On February 27, 2009, there were 135,114,434 shares of Common Stock outstanding, which constitute all of the outstanding shares of the voting capital stock of the Company. A majority of the outstanding shares entitled to vote at the Annual Meeting, represented in person or by proxy, will constitute a quorum at the meeting. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each person nominated for Director. Shares present at the meeting but which abstain or are represented by proxies that are marked “WITHHOLD AUTHORITY” with respect to the election of any person to serve on the Board of Directors will be considered in determining whether the requisite number of affirmative votes are cast on such matter. Accordingly, such proxies will have the same effect as a vote against the nominee as to which such abstention or direction applies. Shares not present at the meeting will not affect the election of Directors.

The vote required for the other proposals described in this Proxy Statement and for any other matter properly brought before the meeting will be the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal unless Missouri law or the Company’s Restated Articles of Incorporation or Amended and Restated Bylaws require a greater vote. Shares present at the meeting that abstain (including proxies that deny discretionary authority on any matters properly brought before the meeting) will be counted as shares present and entitled to vote and will have the same effect as a vote against any such matter.

While counted for quorum purposes, shares represented by a proxy as to which there is a “broker non-vote” (for example, where a broker does not have discretionary authority to vote the shares) as to one or more matters to be voted on shall not be deemed represented at the meeting for purposes of such matter or matters and, therefore, will have no effect thereon.

How does the Board of Directors recommend I vote?

The Board of Directors recommends a vote “for” each of the Class I nominees. The Board of Directors recommends a vote “for” the proposal to ratify the selection of Ernst & Young, LLP, as our independent auditors for the year ending December 31, 2009. The Board of Directors recommends a vote “for” approval of the 2009 Stock Purchase Plan. The Board of Directors recommends a vote “for” approval of the 2009 Incentive Plan.

Are the Notice, Proxy Statement and Annual Report available on the Internet?

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. The 12-digit control number can be found on your proxy card in the box next to the arrow.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of December 31, 2008, with respect to each person (other than management) known to the Company to be the beneficial owner of more than five percent (5%) of our outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Of Class
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	8,315,534	(1)	6.1%

Capital Research Global Investors 333 South Hope Street Los Angeles, California 90071	8,176,300	(2)	6.1%

(1)	As reflected on such beneficial owner’s Schedule 13G/A dated February 13, 2009, provided to the Company in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Of the 8,315,534 shares reported, Price Associates claimed sole voting power of 1,663,949 shares, no shared voting power, sole dispositive power of 8,315,534 shares and no shared dispositive power.
(2)	As reflected on the Schedule 13G/A filed by Capital Research Global Investors dated February 9, 2009, provided to the Company in accordance with the Exchange Act. These securities are owned by various investment companies, which Capital Research and Management Company (“CRMC”) acts as investment advisor. For purposes of the reporting requirements of the Exchange Act, Capital Research Global Investors is deemed to be the beneficial owner of such securities. Capital Research Global Investors claimed sole voting power of 8,176,300 shares, no shared voting power, sole dispositive power of 8,176,300 shares and no shared dispositive power.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth, as of February 27, 2009, the beneficial ownership of each current Director (including the nominees for Director), each of the executive officers named in the Summary Compensation Table set forth herein and the executive officers and Directors as a group, of the outstanding common stock. Unless otherwise indicated, the Company believes that the beneficial owners set forth in the following table have sole voting and investment power.

Name	Amount and Nature of Beneficial Ownership (a)	Percent of Class
David E. O’Reilly (b)	2,910,273	2.13%
Charles H. O’Reilly, Jr. (c)	751,442	*
Lawrence P. O’Reilly (d)	1,029,175	*
Rosalie O’Reilly-Wooten (e)	1,159,082	*
Jay D. Burchfield (f)	90,693	*
Joe C. Greene (g)	14,833	*
Paul R. Lederer (h)	67,053	*
John Murphy (i)	25,000	*
Ronald Rashkow (j)	30,000	*
Greg Henslee (k)	402,587	*
Ted F. Wise (l)	622,108	*
Thomas G. McFall (m)	60,506	*
Jeff M. Shaw (n)	124,150	*
All Directors and executive officers as a group (15 persons) (o)	7,513,561	5.49%

*	less than 1%

(a)	With respect to each person, assumes the exercise of all stock options held by such person that are exercisable currently or within 60 days of February 27, 2009 (such options being referred to hereinafter as “currently exercisable options”).
(b)	The stated number of shares includes 551,692 shares held by the David E. O’Reilly Revocable Trust, 1,831,057 shares controlled by Mr. O’Reilly as trustee of a trust for the benefit of his children, 7,524 shares held in the O’Reilly Employee Savings Plus Plan with SunTrust Bank as trustee and 520,000 shares subject to currently exercisable options.
(c)	The stated number of shares includes 298,238 shares held by the Charles H. O’Reilly, Jr. Revocable Trust, 90,000 shares held in a Grantor Retained Annuity Trust (“GRAT”), 358,204 shares controlled by Mr. O’Reilly as trustee of trusts for the benefit of his child and step-mother and 5,000 shares subject to currently exercisable options.
(d)	The stated number of shares includes 918,093 shares held by the Lawrence P. O’Reilly Revocable Trust, 106,082 shares held in a GRAT and 5,000 shares subject to currently exercisable options.
(e)	The stated number of shares includes 1,000,296 shares held by the Rosalie O’Reilly-Wooten Revocable Trust, 153,786 shares held in a GRAT and 5,000 shares subject to currently exercisable options.
(f)	The stated number of shares includes 20,693 shares held in a family limited partnership in which Mr. Burchfield acts as general manager and 70,000 shares subject to currently exercisable options.
(g)	The stated number of shares includes 4,033 shares directly owned by Joe C. Greene, 800 shares owned by Mr. Greene’s spouse and 10,000 shares subject to currently exercisable options.
(h)	The stated number of shares includes 17,053 shares directly owned by Paul R. Lederer and 50,000 shares subject to currently exercisable options.
(i)	The stated number of shares includes 25,000 shares subject to currently exercisable options owned by John Murphy.
(j)	The stated number of shares includes 30,000 shares subject to currently exercisable options owned by Ronald Rashkow.
(k)	The stated number of shares includes 19,820 shares jointly owned by Greg Henslee and his spouse, 14,644 shares held in the O’Reilly Employee Stock Purchase Plan, 5,023 shares held in the O’Reilly Employee Savings Plus Plan with SunTrust Bank as Trustee and 363,100 shares subject to currently exercisable options.
(l)	The stated number of shares includes 141,452 shares held by a revocable trust of which Ted Wise, as the sole trustee, has sole voting and investing power, 116,000 shares held by a revocable trust of which Mr. Wise’s spouse, as the sole trustee, has sole voting and investment power, 9,056 shares held in the O’Reilly Employee Savings Plus Plan with SunTrust Bank as trustee and 355,600 shares subject to currently exercisable options.
(m)	The stated number of shares includes 196 shares directly owned by Thomas McFall, 1,696 shares jointly owned by Mr. McFall and his spouse, 625 shares held in the O’Reilly Employee Stock Purchase Plan, 294 shares held in the O’Reilly Employee Savings Plus Plan with SunTrust Bank as Trustee, 195 shares awarded by the Company’s Performance Incentive Plan and 57,500 shares subject to currently exercisable options.
(n)	The stated number of shares includes 19,175 shares held by the Jeffrey M. Shaw Living Trust, 1,541 shares held in the O’Reilly Employee Stock Purchase Plan, 5,388 shares held in the O’Reilly Employee Savings Plus Plan with SunTrust Bank as Trustee, 546 shares awarded by the Company’s Performance Incentive Plan and 97,500 shares subject to currently exercisable options.
(o)	The stated number of shares includes currently exercisable options to purchase a total of 1,806,700 shares held by the Company’s Directors and executive officers as a group.

PROPOSAL 1–ELECTION OF CLASS I DIRECTORS

Information About The Nominees And Directors Continuing in Office

The Company’s Amended and Restated Bylaws and Restated Articles of Incorporation, currently provide for three classes of Directors, each class serving for a three-year term expiring one year after expiration of the term of the preceding class, so that the term of one class will expire each year. The terms of the current Class II and Class III Directors expire in 2010 and 2011, respectively. The Board of Directors has nominated Charles H. O’Reilly, Jr., John Murphy and Ronald Rashkow, who are current Class I Directors, for a term expiring at the Company’s annual shareholders meeting in 2012.

The following table lists the principal occupation for at least the last five years of each of the nominees and the present Directors continuing in office, his or her present positions and offices with the Company, the year in which he or she first was elected or appointed a Director (each serving continuously since first elected or appointed unless otherwise stated), his or her age and his or her directorships in any company with a class of securities registered pursuant to Sections 12 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, or in any company registered as an investment company under the Investment Company Act of 1940 (as specifically noted).

			Service as Director Since
Name	Age	Principal Occupation
		Nominees for Director - Class I
		(To Be Elected to Serve a Three-Year Term Expiring in 2012)

Charles H. O’Reilly, Jr.	69	Retired from active Company management, February 2002. Vice-Chairman of the Board since August 1999; Chairman of the Board from March 1993 to August 1999; President and Chief Executive Officer of the Company from 1975 to March 1993.	1966

John Murphy	58	Mr. Murphy was President and Chief Executive Officer of Accuride Corporation and was a member of its Board of Directors until September 2008. Mr. Murphy served as Accuride’s President and Chief Operating Officer from January 2007 to October 2007. Mr. Murphy previously served as President and Chief Financial Officer from February 2006 to December 2006, and as Executive Vice President/Finance and Chief Financial Officer of the Company from March 1998 to January 2006. Mr. Murphy holds a B.S. in Accounting from the Pennsylvania State University, and M.B.A. from the University of Colorado and is a Certified Public Accountant.	2003

Ronald Rashkow	68	Principal of RPMS, Inc., an investment banking services firm. Member of the advisory Board of Hilco Trading Co and Ygomi LLC. Founder of Handy Andy Home Improvement Centers and a founding principal of Chapman Partners, LLC. Founder and Chairman of WOOP-i LLC, an S.E.O. and internet marketing organization. General partner in several commercial shopping centers and retail properties.	2003

		Directors Continuing in Office - Class II
		(Term Expiring in 2010)

Lawrence P. O’Reilly	62	Retired from active Company management, February 2003; Vice- Chairman of the Board from February 2005 to current; Co-Chairman of the Board from August 1999 to February 2005; Chief Operating Officer from March 1993 to February 2003; President from March 1993 to August 1999; Vice President of the Company from 1975 to March 1993. Chairman and Director of St. Johns Hospital Springfield since January 2000; Board Member of the Missouri Sports Hall of Fame since January 2003; and Trustee of the Lance Armstrong Endowment Board since December of 2005.	1969

Rosalie O’Reilly-Wooten	67	Retired from active Company management, February 2002. Executive Vice President of the Company from March 1993 to February 2002 where she managed Telecommunications, Risk Management and Human Resources. Currently serving on the Ozarks Greenways Board of Directors, CASA Advisory Board, Breast Cancer Foundation of the Ozarks Advisory Board, Missouri Council for the Arts Board and Drury University Board of Trustees.	1980

Joe C. Greene	73	Of Counsel to Husch Blackwell Sanders, LLC, law firm, Director of Ozarks Coca-Cola Bottling Company, Director of Missouri Sports Hall of Fame, Director of Commerce Bank, N.A. Mr. Greene has engaged in the private practice of law for more than 45 years.	1993

		Directors Continuing in Office - Class III
		(Term Expiring in 2011)

David E. O’Reilly	59	Chairman of the Board from February 2005 to current; Co-Chairman of the Board from August 1999 to February 2005; Chief Executive Officer from March 1993 to February 2005; President of the Company from March 1993 to August 1999; Vice President of the Company from 1975 to March 1993.	1972

Jay D. Burchfield	62	Chairman of the Board and Director of Trust Company of the Ozarks since April 1998; Director of Banyan Group, Inc since January 1998; Director of Quest Capital Alliance since January 2002; Director of The Beer Company since January 2003; Director of Intuitive Medical Software since January 2008. Mr. Burchfield’s career has spanned more than 35 years in the banking and financial services industry.	1997

Paul R. Lederer	69	Lead Director from 2002 to current; Retired October 1998; Executive Vice President of Worldwide Aftermarket of Federal-Mogul Corporation February 1998 to October 1998; President and Chief Operating Officer of Fel-Pro from November 1994 to February 1998, when it was acquired by Federal-Mogul Corporation; presently a Director of the following companies: MAXIMUS, Dorman Products, UCI, Inc. and Proliance. Mr. Lederer had been a Director of the Company from April 1993 to July 1997 and was appointed again as a Director in 2001.	2001

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE CLASS I NOMINEES.

INFORMATION CONCERNING OUR BOARD OF DIRECTORS

Director Independence

Rules of the Nasdaq Stock Market (the “Nasdaq”) require that a majority of the Board of Directors be “independent,” as defined in Rule 4200 (a)(15) of the National Association of Securities Dealers listing standards (the “NASD Rule”). Under the NASD Rule, a director is independent if he or she is not an officer or employee of the Company and does not have any relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has reviewed the independence of its directors under the NASD Rule. During this review, the Board considered transactions and relationships between each director or any member of his or her family and the Company including all legal and other fees paid to Husch Blackwell Sanders, LLC, where Joe C. Greene is of counsel. Consistent with these considerations, the Board has determined that Messrs. Murphy, Lederer, Rashkow, Burchfield and Greene are independent under the NASD Rule.

Family Relationships

Charles H. O’Reilly, Jr., Rosalie O’Reilly-Wooten, Lawrence P. O’Reilly and David E. O’Reilly are siblings.

Lead Director

Following the passage of the Sarbanes-Oxley Act of 2002 and in the interest of sound corporate governance, the Board has adopted a practice of appointing a Lead Director who is charged with acting as a liaison among other directors, with management and between board committees and the board. The Lead Director could also preside at board meetings in the absence of the chairman. This position improves the functionality of the Board and its Committees and aids in the fiduciary obligations each director has to the Company and its shareholders. The Corporate Governance/Nominating Committee nominated Paul R. Lederer to serve as Lead Director. The Board of Directors has approved this nomination.

Meeting Attendance

During fiscal year 2008, four regularly scheduled meetings of the Board of Directors were held. During such year, each Director attended (i) 100% of the total number of meetings of the Board of Directors held during the period for which he or she has served as a Director, (ii) 100% of the total number of meetings held by all committees of the Board of Directors on which he or she served during the period for which he or she served. During fiscal year 2008, five special meetings of the Board of Directors were held; during such year, each Director, with the exception of Joe Greene, (iii) attended 100% of the special meetings. Mr. Greene attended 60% of the total number of special meetings of the Board of Directors held during the period for which he served as a Director.

Committees of the Board

The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee. Each committee is governed by its own charter and is comprised solely of independent directors in accordance with the Nasdaq Stock Market Listing Qualifications. Charters for each committee are available on the Company’s website at www.oreillyauto.com, and can be obtained free of charge by written request to the attention of the Secretary at the Company’s address appearing on the first page of this proxy statement or by telephone at (417) 874-7161.

Audit Committee

The Audit Committee currently consists of Messrs. Murphy (Chairman), Lederer and Rashkow. The Board has determined that each member of the Audit Committee is “independent” pursuant to the NASD Rule, as well as the independence requirements for audit committee members under Rule 10A-3 promulgated under the Exchange Act. In addition, the Board has determined that Mr. Murphy, a member of the Audit Committee, is qualified as an audit committee financial expert, as that term is defined in the rules of the Securities and Exchange Commission. The Audit Committee oversees the Company’s Internal Audit department. The Audit Committee recommends the engagement of independent auditors, confers with the external auditors regarding the adequacy of our financial controls and fiscal policy and directs changes to financial policies or procedures as appropriate. During fiscal year 2008, eight Audit Committee meetings were held.

Compensation Committee

The Compensation Committee consists of Messrs. Burchfield (Chairman), Lederer and Rashkow. The purpose of the Compensation Committee is to act on behalf of the Board of Directors with respect to the establishment and administration of the policies which govern the annual compensation of the Company’s executive officers. The Compensation Committee also administers the Company’s stock option and other benefit plans. The Compensation Committee utilizes third party compensation survey data and has engaged outside advisors and consultants in the past and will do so in the future in order to achieve its goal of attracting and retaining executive officers who contribute to the long-term success of the Company. During fiscal year 2008, four Compensation Committee meetings were held.

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee consists of Messrs. Greene (Chairman), Murphy and Burchfield. The principal purposes of the committee are: (1) to establish criteria for the selection of Directors and to recommend to the Board the nominees for Director in connection with the Company’s annual meeting of shareholders; (2) to take a leadership role in shaping the Company’s corporate governance policies and to issue and implement the Corporate Governance Principles of the Company; (3) to develop and coordinate annual evaluations of the Board, its committees and its members; and (4) to adhere to all legal standards required by the Securities and Exchange Commission and The Nasdaq Stock Market. During fiscal year 2008, four Corporate Governance/Nominating Committee meetings were held. Our Corporate Governance Principles may be viewed along with the Corporate Governance/Nominating Committee Charter at www.oreillyauto.com.

The Corporate Governance/Nominating Committee does not have a written policy on the consideration of director candidates recommended by shareholders. It is the view of the Board of Directors that all candidates, whether recommended by a shareholder or the Corporate Governance/Nominating Committeee, shall be evaluated based on the same established criteria for persons to be nominated for election to the Board and its committees. The established criteria for persons to be nominated for election to the Board and its committees, taking into account the composition of the Board as a whole, at a minimum, includes (a) a candidate’s qualification as “independent” under the federal securities laws and the rules and regulations of the Securities and Exchange Commission and Nasdaq applicable to the Board and each of its committees; (b) depth and breadth of experience within the Company’s industry and otherwise; (c) outside time commitments; (d) special areas of expertise; (e) accounting and finance knowledge; (f) business judgment; (g) leadership ability; (h) experience in developing and assessing business strategies; (i) corporate governance expertise; (j) risk management skills; and (k) for incumbent members of the Board, the past performance of the incumbent director. The Nominating and Governance Committee’s methods for identifying candidates for election to our Board include the solicitation of possible candidates from a number of sources, including from members of our Board, our executives, individuals personally known to the members of our Board and other research. The Board believes it is best qualified to identify and evaluate candidates based on its knowledge of the Company’s business structure; however, the Nominating/Governance Committee may also retain one or more third-party search firms to identify suitable candidates.

A shareholder who desires to nominate one or more persons for election as directors shall deliver “timely notice” (as defined in Section 12, Article II of the Company’s Bylaws) of the shareholder’s intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company at the Company’s address appearing on the first page of this proxy statement. Such notice shall set forth: (a) the name and address of record of the shareholder who intends to make the nomination; (b) the class and number of shares of the capital stock that are beneficially owned by the shareholder on the date of such notice; (c) the name, age, business and residential addresses, and principal occupation or employment of each proposed nominee; (d) a description of all arrangements or understandings between the shareholder and each nominee, and other arrangements or understandings known to the shareholder, pursuant to which the nomination or nominations are to be made by the shareholder; (e) any other information regarding each proposed nominee that would be required to be included in a proxy statement filed with the Securities and Exchange Commission; and (f) the written consent of each proposed nominee to being so named and to serve as a director of the Company. The presiding officer of a meeting may, if the facts warrant, determine at the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should make that determination, he or she shall so declare at the meeting, and the defective nomination shall be disregarded.

Certain Business Relationships

Joe C. Greene, a director of the Company and a member of the Corporate Governance/Nominating Committee, is of counsel in the law firm of Husch Blackwell Sanders LLC, which has provided legal services to the Company and is expected to continue to provide legal services to the Company in the future. We believe that the terms of the legal services provided by Mr. Greene are no less favorable to the Company than those that would have been available to the Company in comparable transactions with unaffiliated parties.

Director Attendance of Annual Meeting

It is our policy that members of the Board of Directors are not required to attend the Annual Meeting of Shareholders. However, all members of the Board of Directors attended the Company’s 2008 Annual Meeting of Shareholders.

Compensation of Directors

In 2008, each of the non-employee or non-consultant members of our board of Directors received an annual fee of $30,000 and was paid $2,500 for each Board meeting attended. Each member of the Audit Committee was paid an additional $1,000 for each Audit Committee meeting attended that was not scheduled in conjunction with a meeting of the full Board. In addition, the Chairman of our Audit Committee received an annual fee of $5,000 and the Compensation Committee Chairman and the Corporate Governance/Nominating Committee Chairman each received an annual fee of $2,500. Members of our board of Directors were paid an additional $1,000 for each special meeting attended. We also reimburse directors for out-of-pocket expenses incurred in connection with their attendance at Board and Committee meetings. Directors’ fees in the aggregate amount of $245,000 were paid during 2008.

As an incentive for recruiting and retaining qualified directors, we also maintain a director’s stock option plan. This plan provides for an automatic annual grant to each director who is not an employee or consultant of the Company of a non-qualified stock option to purchase 5,000 shares of common stock at a per share exercise price equal to the fair market value of the common stock on the date the option is granted. This annual grant occurs the first business day after the Annual Meeting of the Shareholders of the Company. Director stock options vest fully six months after the date of grant. If a director ceases to be a director for any reason other than retirement, death or disability or seven years after the date on which the option is granted, whichever first occurs, any unexercised options immediately expire. Each of the Company’s five non-employee non-consultant directors in 2008 were granted options during the year to purchase 5,000 shares of common stock under such plan at an exercise price of $28.45 per share. In 2008, each of the Company’s eight non-employee directors were granted options during the year, in conjunction with the acquisition of CSK Auto, Inc., to purchase 5,000 shares of common stock under such plan at an exercise price of $22.65 per share. The following table details the compensation paid to non-employee directors for the fiscal year ended December 31, 2008:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid In Cash ($)	Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (a)	Total ($)
Charles H. O’Reilly	—	—	31,732	—	—	163,348	195,080
Lawrence P. O’Reilly	—	—	31,732	—	—	157,905	189,637
Rosalie O’Reilly-Wooten	—	—	31,732	—	—	164,574	196,306
Jay D. Burchfield	47,500	—	73,299	—	—	—	120,799
Joe C. Greene	45,500	—	73,299	—	—	—	118,799
Paul R. Lederer	49,000	—	73,299	—	—	—	122,299
John R. Murphy	54,000	—	73,299	—	—	—	127,299
Ronald Rashkow	49,000	—	73,299	—	—	—	122,299

(a)	Represents payments received by Charles H. O’Reilly, Jr., Lawrence P. O’Reilly and Rosalie O’Reilly-Wooten pursuant to written retirement agreements with the Company. Such agreements, as amended and which are in substantially identical form, provide for each of the foregoing executive officers to be employed as a consultant upon retirement from active company management, for a period of ten years at a yearly salary of $125,000, adjusted annually three percent for inflation and payable in equal monthly payments. In addition, the agreements provide additional compensation for medical and vehicle benefits. During 2008, the payments for consultation services totaled $149,256 for each of the foregoing executive officers while medical and vehicle benefits totaled $14,092, $8,649 and $15,318 for Charles H. O’Reilly, Jr., Lawrence P. O’Reilly and Rosalie O’Reilly-Wooten, respectively.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is now an officer or an employee of the Company or any of its subsidiaries or has been at any time an officer or an employee of the Company or any of its subsidiaries.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors is responsible for recommending to the Board of Directors compensation packages and specific compensation levels for our executive officers and other management team members, establishing policies and guidelines for other benefit programs and administering the award of stock options and other stock-based incentives under our Amended and Restated O’Reilly Automotive, Inc. 2003 Incentive Plan and Amended and Restated O’Reilly Automotive, Inc. 2003 Director’s Stock Plan.

The policies and procedures of the Compensation Committee are designed to assist our Board of Directors in its oversight of the implementation and effectiveness of our policies and strategies regarding the investment in our biggest asset, our people. These strategies and policies include, but are not limited to:

•	recruiting and retaining qualified team members;

•	the career development and progression of our team members;

•	management succession, in conjunction with our Corporate Governance/Nominating Committee; and

•	employment practices.

The main objective of our compensation philosophy is to provide our executive officers and management with a total compensation package that is competitive and equitable, which encourages and rewards performance based in part upon the Company’s performance in terms of increases in share value. We believe that aligning the interests of our executives and management with those of our shareholders further promotes the success of not only the Company, but also our team members.

Overview of Our Compensation Programs

The key elements of the compensation packages for our executive officers are base salary, annual cash bonuses and long-term, stock-based incentives. In determining the composition of elements in each compensation package, the Compensation Committee looks to create a balanced reward, utilizing both market-driven influences and external compensation benchmarks as well as current cash considerations. To ensure that the Company thrives in the competitive working environment, the Compensation Committee consults industry resources, references and benchmarks to determine competitive market ranges and reasonable levels of compensation.

In reviewing the compensation packages of each of our executives and management, the Compensation Committee tallies the corresponding dollar value of each element of an individual’s compensation, including salary, bonus, accumulated realized and unrealized stock option gains, the dollar value to such individual and cost to the company of all perquisites and other personal benefits, the earnings and accumulated payout obligations under the Company’s non-qualified deferred compensation program and under several potential severance and change in control scenarios. For new appointments to executive management, the Company’s management presents compensation recommendations to the Committee for consideration.

The Company’s Human Resources department provides the Committee with industry benchmark information and compensation survey data. The Committee considers the Company’s relative performance compared with an established group of peer companies in the automotive aftermarket industry and other specialty retailers. The companies comprising our 2008 peer group were: AutoZone, Advance Auto Parts, Collective Brands, Dollar Tree, Fastenal Company, Foot Locker, Genuine Parts, The Pep Boys, and PetSmart. The Committee also considers broad-based survey data compiled by Mercer of total compensation for top management at companies with total revenues comparable to the total revenues of the Company. The Committee uses the industry and market survey data as a context in reviewing the overall compensation levels and maintaining a reasonable and competitive compensation program. The Committee does not use this data to set specific compensation targets for a position. Rather, the Committee evaluates the overall performance of the Company and the individual performance of management to set compensation at reasonable and competitive levels.

Base Salary

In determining annual base salary, it is the Compensation Committee’s goal to bring our executives and management in line with base compensation being paid by our competitors. The Compensation Committee specifically reviews compensation information for other publicly traded automotive aftermarket companies and compensation surveys and data for other specialty retailers. The Compensation Committee believes that our principal competitors for executive management are not necessarily the same companies that would be included in a peer group compiled for purposes of comparing shareholder returns. Consequently, the companies that are reviewed for such compensation purposes, as noted in “Overview of Our Compensation Programs,” may not be the same as the companies comprising The Nasdaq Retail Trade Stock Price Index included in the Annual Shareholders’ Report of the Company for fiscal 2008 that accompanies this Proxy Statement. The Compensation Committee established increased base salary levels in 2008 for our named executive officers to maintain compensation at competitive levels and to reflect the Company’s performance and the individual performance of each named executive officer.

Bonuses

The Compensation Committee has established a bonus plan for our Chairman of the Board, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer based upon certain objective performance goals. Upon achievement of such performance goals, these executive officers receive a bonus based upon a percentage of their respective base salaries for the attainment of a defined performance goal. The Compensation Committee has designed these performance goals to address multiple facets of financial performance, including sales performance, net income performance, financial returns and various balance sheet measures. Our actual performance in each of these areas is compared to the targets predetermined by the Committee, in order to determine the bonus amount achieved by each executive officer. The targets are determined by reviewing the performance of industry peers and other comparable companies, our historical performance and trends in the automotive aftermarket and retail industry. Targets are set forth in ranges with a corresponding bonus percentage for each level of attainment. Achievement of targets is measured individually for each performance goal, and bonuses are paid accordingly. The targets set by the Committee generally correspond to the operating plan approved by our Board of Directors and reflect projected results in the upcoming fiscal year. The overall bonus potential varies depending upon the executive’s position. For 2008, our Chief Executive Officer had a cumulative bonus target of 96 percent of his base salary and our Chairman of the Board, Chief Operating Officer and Chief Financial Officer each had cumulative bonus targets of 77 percent of their respective base salaries.

Our Senior Vice President of Store Operations and Sales participates in the Company’s Performance Incentive Plan (“PIP”), which has been established by the Company to award bonuses to all other senior management. The PIP bonuses are based upon individual performance goals established for each member of senior management and certain company performance targets. The company targets for the PIP bonuses are established in a similar manner to the performance targets set forth for the bonus plan for our Chairman of the Board, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer.

The targets for the named executive officer bonus plans are highly confidential and competitively sensitive. We believe that if we were to publish our targets, it would allow our competitors to recreate our internal forecasts and gain valuable insight on our business strategies. Such public disclosure could materially harm our competitive position within our industry. Because the targets are confidential, we believe the best indication of the difficulty of achieving such targets is our track record. Over the last five years, annual bonus payouts for the executive bonus plan for our Chairman of the Board, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer have exceeded target two times and have been below target three times (bonus payments during this period of time have ranged from 48% to 156% of target). Over the last five years, annual bonus payouts for the portion of the PIP based on company performance targets have equaled or exceeded target four times and have been below target once (bonus payments during this period of time have ranged from 53% to 150% of target).

Long-Term, Stock-Based Incentives

We offer long-term incentives for senior executives and management in the form of stock option and restricted stock awards. Stock options and restricted stock may be awarded to our Chief Executive Officer, our named executive officers, upper- and middle-managers, store managers and other key personnel.

We believe that our stock-based incentive award programs are an important component of compensation as an incentive for long-term corporate performance. The Compensation Committee has determined that the annual grant of stock options to our Chairman of the Board, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer is a key component of such executive’s total compensation packages based on their duties. The amounts of such grants are determined by the Committee annually in conjunction with performance reviews and salary adjustments during the February Compensation Committee meeting. In determining whether and how many stock options should be granted, the Committee considers the responsibilities and seniority of each of the executives, as well as our financial performance and other factors as it deems appropriate, consistent with our compensation philosophy and policies. The stock options awarded by the Committee in 2008, as reflected in the “Grants of Plan Based Awards” table, include an annual grant of stock options determined by the Committee in consideration of the factors described above and an additional grant of stock options awarded in conjunction with our acquisition of CSK Automotive, Inc. in 2008.

We award restricted stock to our Senior Vice President of Store Operations and Sales on an annual basis as a component of the PIP bonus award. The amount of such award is determined in the same manner as the cash component of the PIP bonus and reflects the individual contribution, responsibility and performance of our Senior Vice President of Store Operations and Sales as well as certain company performance targets. Restricted stock awards under the PIP plan vest in equal installments over a three-year period commencing on the first anniversary of the award.

In the past, the Compensation Committee has reviewed and considered using other equity-based incentives for the long-term compensation component. After a thorough analysis, including the use of a national consulting firm, stock options and restricted stock were considered the most effective methods of aligning management interests with those of shareholders.

The Compensation Committee has also established specific stock option awards to be granted upon the achievement of certain defined positions of employment. These are automatic grants that occur on the date of promotion or appointment to such positions with an option price equal to the fair market value of the common stock underlying the option on such date. It is our belief that these position-related grants provide additional incentive to our executives, management and team members to set personal long-term employment goals. In furtherance of this belief, we also have a team member stock purchase plan that enables team members to purchase our common stock at a discount through payroll deductions and a 401(k) plan under which team members can invest in our common stock.

Other

The Company sponsors a 401(k) Profit Sharing and Savings Plan (“401(k) Plan”) that allows team members to make plan contributions on a pre-tax basis. The Company matches 100% of the first 2% of the team member’s compensation, and 25% of the next 4% of the member’s compensation. Although Executive Officers are eligible to participate in the 401(k) plan, the application of the annual limitations on contributions under Section 401(a)(17) of the Internal Revenue Code prevents highly compensated employees, as defined by the Internal Revenue Code, from participating at the same levels as non-highly compensated employees. The O’Reilly Automotive Deferred Compensation Plan (“Deferred Comp Plan”) provides executives who participate in the 401(k) Plan with the opportunity to defer up to the full 6% of covered compensation by making contributions to the Deferred Comp Plan that are then matched by the Company as if they had been made under the 401(k) Plan. The Deferred Comp Plan is intended solely to restore contributions lost because of application of the annual limitations under the Internal Revenue Code that are applicable to the 401(k) Plan. This benefit, which assists Executives in accumulating funds for retirement, is consistent with observed competitive practices of similarly situated companies.

It is our policy to have the compensation paid to our Chairman of the Board, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and other named executive officers qualify as performance-based and deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code. We have structured our incentive plans so that bonuses and stock options are fully deductible.

Change in Control Agreements

The Company has entered into change in control agreements with the Executive Officers, which become effective only upon a Change in Control. Under the agreements, a Change in Control is deemed to occur if:

•	A third party becomes beneficial owner of 40% or more of the Company’s common stock

•	There is a majority change in the number of directors which causes at least two thirds of the Board of Directors to consist of new directors that were not nominated by the Company

•	The Company engages in a merger or consolidation where the Company’s pre-transaction shareholders would fail to hold at least 60% of the combined voting power of the securities of the surviving entity

•	The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company

If upon or within six months after a Change in Control, any of the Executive Officers with a valid change in control agreement terminates their employment for “Good Reason” or such Executive’s employment is terminated by the Company without “Cause” or by reason of death or disability, then the Executive will be entitled to:

•	An amount equal to one times the Executive’s annual salary

•	Immediate vesting and exercisability of all outstanding stock options, restricted stock or other equity or equity-based award

•	All accrued but unpaid bonus including any unpaid annual bonus earned in previous years and a prorated portion of current year target bonus

•	Continuation of insurance coverage for 18 months

•	A gross-up payment for excise taxes

•	All Executive legal fees and expenses incurred in disputing the termination of the Executive’s employment

Employment Arrangements with Executive Officers

The Company entered into a written employment agreement effective January 1, 1993, with David E. O’Reilly. Such agreement provides for Mr. O’Reilly to be employed by the Company for a minimum period of three years and automatically renews for each calendar year thereafter. As compensation for services rendered to the Company, the agreement provides for Mr. O’Reilly to receive (i) a base annual salary adjusted annually, and (ii) a bonus, the amount of which is determined by reference to such criteria as may be established by the Compensation Committee.

Mr. O’Reilly’s employment may be terminated by the Company for cause (as defined in the agreement) or without cause. If Mr. O’Reilly’s employment is terminated for cause or if Mr. O’Reilly resigns, his salary and bonus rights will cease on the date of such termination or resignation. If the Company terminates Mr. O’Reilly without cause, all compensation payments will continue through the remainder of the agreement’s term. Pursuant to his agreement, Mr. O’Reilly has agreed for so long as he is receiving payments there under to refrain from disclosing information confidential to the Company or engaging, directly or indirectly, in any automotive parts distribution, manufacturing or sales business in the states in which the Company operates without prior written consent of the Company.

The following table shows the annual compensation paid to or earned by the Executive Officers for the fiscal years ended December 31, 2008, 2007 and 2006:

SUMMARY COMPENSATION TABLE

Name And Principal Position	Year	Salary ($) (a)	Bonus ($)	Stock Awards ($)		Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

David E. O’Reilly Chairman of the Board	2008 2007 2006	503,388 507,902 546,525	— — —	— — —		263,064 466,514 496,650	600,000 235,000 192,917	— — —	29,262 29,435 31,791	(g) (h) (i)	1,395,714 1,238,851 1,267,883

Gregory L. Henslee Chief Executive Officer and Co-President	2008 2007 2006	695,413 649,120 581,433	— — —	— — —		453,087 295,980 137,958	1,050,000 381,875 289,375	— — —	41,579 29,498 28,010	(g) (h) (i)	2,240,079 1,356,473 1,036,776

Ted F. Wise Chief Operating Officer and Co-President	2008 2007 2006	554,034 525,579 492,679	— —	— —		521,455 582,885 496,650	666,000 249,100 192,917	— —	33,017 24,559 25,543	(g) (h) (i)	1,774,506 1,382,123 1,207,789

Thomas G. McFall Chief Financial Officer and Executive Vice- President of Finance	2008 2007 2006	292,308 243,726 114,067	— — —	6,668 6,668 —	(b) (b)	299,445 219,896 100,575	360,000 117,500 40,030	— — —	24,806 13,129 86,801	(g) (h) (i)	983,227 600,919 341,473

Jeff M. Shaw Senior Vice-President of Store Operations and Sales	2008 2007 2006	173,692 165,519 158,137	— — —	17,383 15,680 12,626	(c) (d) (e)	23,250 — —	43,926 29,634 36,895	— —	15,489 11,564 11,685	(g) (h) (i)	273,740 222,397 219,343

(a)	Includes portion of salary deferred at named executive’s election under the Company’s Profit Sharing and Saving Plan.
(b)	Compensation received by Mr. McFall reflects the vesting of stock awards granted to him under the Company’s Performance Incentive Plan (“PIP”) in 2006. All shares awarded under the PIP vest in equal installments over a three-year period commencing on the first anniversary of the award and are based on the achievement of certain performance goals
(c)	Compensation received by Mr. Shaw reflects the vesting of stock awards granted to him under the Company’s Performance Incentive Plan (“PIP”) in 2006, 2007 and 2008. All shares awarded under the PIP vest in equal installments over a three-year period commencing on the first anniversary of the award and are based on the achievement of certain performance goals.
(d)	Compensation received by Mr. Shaw reflects the vesting of stock awards granted to him under the Company’s Performance Incentive Plan (“PIP”) in 2005, 2006 and 2007. All shares awarded under the PIP vest in equal installments over a three-year period commencing on the first anniversary of the award and are based on the achievement of certain performance goals.
(e)	Compensation received by Mr. Shaw reflects the vesting of stock awards granted to him under the Company’s Performance Incentive Plan (“PIP”) in 2004, 2005 and 2006. All shares awarded under the PIP vest in equal installments over a three-year period commencing on the first anniversary of the award and are based on the achievement of certain performance goals.
(f)	Option awards granted to the named executive officers become exercisable with respect to 25% of the covered shares one year from the date of grant; 50% exercisable two years from the date of grant; 75% exercisable three years from the date of grant and the remainder become exercisable four years from the date of grant. The amounts recognized in the above table reflect the amounts recognized as compensation expense in the Company’s Annual Report on Form 10-K for the fiscal years ended December 31, 2006, 2007 and 2008 in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payment (“SFAS No. 123R”). In conjunction with the provisions of SFAS 123R, the Company amortizes compensation expense for the grant date fair value of option awards evenly over the vesting period under the straight-line method. However, in circumstances where the service period for an option award is nonsubstantive because of an award’s eligibility for immediate vesting under the retirement provisions of the plan, the Company recognizes compensation expense evenly over the substantive service period. The awards granted to Mr. O’Reilly and Mr. Wise in 2006, 2007 and 2008 are eligible for immediate vesting upon their retirement provided that they provide notice of their intent to retire one year prior to their retirement date. As such, the option award compensation reflected in the table above for Mr. O’Reilly and Mr. Wise reflects the amortization of the grant date fair value over a substantive service period of one year.
(g)	Includes Company contributions of $17,522, $23,291, $19,057, $14,215 and $7,063 to its Profit Sharing and Savings Plan and Deferred Compensation Plan made on behalf of David O’Reilly, Gregory Henslee, Ted Wise, Thomas McFall and Jeff Shaw, respectively.
(h)	Includes Company contributions of $13,920, $16,455, $12,866, $6,821 and $5,184 to its Profit Sharing and Savings Plan and Deferred Compensation Plan made on behalf of David O’Reilly, Gregory Henslee, Ted Wise, Thomas McFall and Jeff Shaw, respectively.
(i)	Includes Company contributions of $15,450, $14,442, $12,671, $154 and $5,567 to its Profit Sharing and Savings Plan and Deferred Compensation Plan made on behalf of David O’Reilly, Gregory Henslee, Ted Wise, Thomas McFall and Jeff Shaw, respectively. The amount reflected for Thomas McFall also includes $83,662 in relocation expenses paid in conjunction with his hiring and relocation to Springfield, Missouri.

The following table shows all grants of awards in 2008 to each of the Executive Officers named in the Summary Compensation Table:

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Options	Grant Date Fair Value of Stock and Option
		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	(#) (b)	(#) (c)	Awards ($/Sh)	Awards (S)
David E. O’Reilly	02/14/08	—	—	—	—	—	—	—	25,000	28.70	157,486
	02/14/08	—	400,000	—	—	—	—	—	—	—	—
	07/11/08	—	—	—	—	—	—	—	25,000	22.65	139,541
Gregory L. Henslee	02/14/08	—	—	—	—	—	—	—	50,000	28.70	314,972
	02/14/08	—	700,000	—	—	—	—	—	—	—	—
	07/11/08	—	—	—	—	—	—	—	100,000	22.65	558,164
Ted F. Wise	02/14/08	—	—	—	—	—	—	—	35,000	28.70	220,480
	02/14/08	—	444,000	—	—	—	—	—	—	—	—
	02/20/08	—	—	—	—	—	—	—	10,000	27.99	62,383
	07/11/08	—	—	—	—	—	—	—	75,000	22.65	418,623
Thomas G. McFall	02/14/08	—	—	—	—	—	—	—	15,000	28.70	94,491
	02/14/08	—	—	—	—	—	—	—	15,000	28.70	94,491
	02/14/08	—	240,000	—	—	—	—	—	—	—	—
	07/11/08	—	—	—	—	—	—	—	50,000	22.65	279,082
Jeff M. Shaw	03/01/08	—	41,038	—	—	—	—	—	—	—	—
	03/01/08	—	—	—	—	—	—	549	—	—	14,801
	07/11/08	—	—	—	—	—	—	—	35,000	22.65	195,358

(a)	The estimated future payout under non-equity incentive plan columns refer to the potential payouts under the Company’s annual bonus plans. The Compensation Committee approved the goals for the 2008 bonus plans in February 2008. The payout amounts for each Executive were reviewed and approved by the Compensation Committee and the Board of Directors in February 2008 upon completion of the consolidated financial statements for the fiscal year ended December 31, 2007. The Summary Compensation Table details amounts actually paid under the 2008 annual bonus plans in the column Non-Equity Incentive Plan Compensation.
(b)	Restricted shares granted on March 1, 2008 under the Company’s 2005 Performance Incentive Plan, which vest in three equal installments on December 31, 2008, 2009 and 2010.
(c)	Option awards granted to the named executive officers become exercisable with respect to 25% of the covered shares one year from the date of grant; 50% exercisable two years from the date of grant; 75% exercisable three years from the date of grant and the remainder become exercisable four years from the date of grant.

The following table details information concerning unexercised stock options, stock options that have not vested and stock awards that have not vested for each of the Executive Officers named in the Summary Compensation Tables as of December 31, 2008:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Unearned of Shares, Units or Other Rights That Have Not Vested ($)
David E. O’Reilly	60,000	—		—	13.26	06/14/11	—		—	—	—
	150,000	—		—	11.78	02/13/13	—		—	—	—
	157,500	—		—	18.78	02/05/14	—		—	—	—
	80,000	—		—	23.20	02/03/15	—		—	—	—
	15,000	—		—	24.84	04/06/15	—		—	—	—
	22,500	22,500	(a)	—	32.78	02/09/16	—		—	—	—
	8,750	26,250	(b)	—	34.71	02/15/17	—		—	—	—
	—	25,000	(c)	—	28.70	02/14/18	—		—	—	—
	—	25,000	(d)	—	22.65	07/11/18	—		—	—	—
Gregory L. Henslee	60,000	—		—	13.26	06/14/11	—		—	—	—
	82,000	—		—	11.78	02/13/13	—		—	—	—
	86,100	—		—	18.78	02/05/14	—		—	—	—
	45,000	—		—	23.20	02/03/15	—		—	—	—
	15,000	—		—	24.84	04/06/15	—		—	—	—
	25,000	25,000	(a)	—	32.78	02/09/16	—		—	—	—
	12,500	37,500	(b)	—	34.71	02/15/17	—		—	—	—
	—	50,000	(c)	—	28.70	02/14/18	—		—	—	—
	—	100,000	(d)	—	22.65	07/11/18	—		—	—	—
Ted F. Wise	60,000	—		—	13.26	06/14/11	—		—	—	—
	82,000	—		—	11.78	02/13/13	—		—	—	—
	86,100	—		—	18.78	02/05/14	—		—	—	—
	45,000	—		—	23.20	02/03/15	—		—	—	—
	15,000	—		—	24.84	04/06/15	—		—	—	—
	22,500	22,500	(a)	—	32.78	02/09/16	—		—	—	—
	11,250	33,750	(b)	—	34.71	02/15/17	—		—	—	—
	—	35,000	(c)	—	28.70	02/14/18	—		—	—	—
	—	10,000	(e)	—	27.99	02/20/18	—		—	—	—
	—	75,000	(d)	—	22.65	07/11/18	—		—	—	—
Thomas G. McFall	25,000	25,000	(f)	—	31.69	05/31/16	—		—	—	—
	7,500	7,500	(g)	—	32.06	12/31/16	—		—	—	—
	2,500	7,500	(b)	—	34.71	02/15/17	—		—	—	—
	—	15,000	(c)	—	28.70	02/14/18	—		—	—	—
	—	15,000	(c)	—	28.70	02/14/18	—		—	—	—
	—	50,000	(d)	—	22.65	07/11/18	—		—	—	—
	—	—		—	—	—	195	(h)	5,994	—	—
Jeff M. Shaw	40,000	—		—	10.66	08/05/09	—		—	—	—
	40,000	—		—	13.26	06/14/11	—		—	—	—
	30,000	—		—	19.26	12/30/13	—		—	—	—
	7,500	—		—	24.84	04/06/15	—		—	—	—
	—	35,000	(d)	—	22.65	07/11/18	—		—	—	—
	—	—		—	—	—	546	(i)	16,784	—	—

(a)	Represents stock options granted on February 9, 2006, which become exercisable in four equal installments on February 9, 2007, 2008, 2009 and 2010.
(b)	Represents stock options granted on February 15, 2007, which become exercisable in four equal installments on February 15, 2008, 2009, 2010 and 2011.
(c)	Represents stock options granted on February 14, 2008, which become exercisable in four equal installments on February 14, 2009, 2010, 2011 and 2012.
(d)	Represents stock options granted on July 11, 2008, which become exercisable in four equal installments on July 11, 2009, 2010, 2011 and 2012.
(e)	Represents stock options granted on February 20, 2008, which become exercisable in four equal installments on February 20, 2009, 2010, 2011 and 2012.
(f)	Represents stock options granted on May 31, 2006, which become exercisable in four equal installments on May 31, 2007, 2008, 2009 and 2010.
(g)	Represents stock options granted on December 31, 2006, which become exercisable in four equal installments on December 31, 2007, 2008, 2009 and 2010.
(h)	Represents restricted shares granted on March 1, 2007, under the Company’s Performance Incentive Plan, all of which vest on December 31, 2009.
(i)	Represents restricted shares granted on March 1, 2007, and March 1, 2008, under the Company’s Performance Incentive Plan, which vest in two installments of 363 shares on December 31, 2009 and 183 shares on December 31, 2010.

The following table lists option awards exercised and shares of stock awards vested during 2008 and the aggregate dollar values realized upon such exercise or vesting for each of the Executive Officers:

OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired On Vesting (#) (a)	Value Realized On Vesting ($)
Thomas G. McFall	—	—	196	6,025
Jeff M. Shaw	—	—	554	17,030

(a)	Shares acquired on vesting reflects the vesting of stock awards granted under the Company’s Performance Incentive Plan (“PIP”) in 2006, 2007 and 2008. All shares awarded under the PIP vest in three equal installments commencing on December 31 in the year of the award and annually each December 31 thereafter.

The following table sets forth information regarding the contributions by each Executive Officer and the Company under the O’Reilly Automotive, Inc. Deferred Compensation Plan during 2008 as well as information on aggregate earnings, withdrawals and balances for each Executive Officer named in the Summary Compensation Table:

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions In Last Fiscal Year ($) (a)	Registrant Contributions In Last Fiscal Year ($) (b)	Aggregate Earnings In Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last Fiscal Year End ($)
David E. O’Reilly	25,000	10,000	(148,325)	—	221,927
Gregory L. Henslee	34,615	13,846	(59,764)	—	144,224
Ted F. Wise	120,038	11,023	(230,327)	—	545,705
Thomas G. McFall	14,615	5,846	(1,611)	—	31,910
Jeff M. Shaw	43,423	1,737	(90,733)	—	166,305

(a)	All executive contribution amounts have been included in the Salary column of the Summary Compensation Table.
(b)	All registrant contribution amounts have been included in the All Other Compensation column of the Summary Compensation Table.
(c)	The terms of the O’Reilly Automotive, Inc. Deferred Compensation Plan are described in the foregoing Compensation Discussion and Analysis.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy statement and in O’Reilly Automotive, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008.

Respectfully submitted,

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF O’REILLY AUTOMOTIVE, INC.

Jay D. Burchfield
Chairman of the Compensation Committee

Paul R. Lederer
Member of the Compensation Committee

Ronald Rashkow
Member of the Compensation Committee

Certain Relationships and Related Transactions

The Company leases 70 store locations from one of two real estate investment partnerships and a limited liability corporation formed by the O’Reilly family. David E. O’Reilly, Lawrence P. O’Reilly, Charles H. O’Reilly, Jr. and Rosalie O’Reilly-Wooten, their spouses, children and grandchildren each hold a beneficial interest in such partnerships or the limited liability company. The Company has entered into separate master lease agreements with each of the affiliated real estate investment partnerships and the limited liability company for the store locations covered thereby. The master leases generally provide for payment of a fixed base rent, payment of certain tax, insurance and maintenance expenses and original terms of six to fifteen years, subject to one or more renewals at the Company’s option. The original term of the master lease agreements with the real estate investment partnerships expired in December 2004 and has been renewed by modifications to the master lease agreements that extend the term of the lease for each individual property under the lease. The terms of these modifications expire on dates ranging from December 31, 2009 to December 31, 2029. The term of the master lease with the limited liability company expires on either December 31, 2013 or August 31, 2016. The total aggregate rent payments paid by the Company to the partnerships and the limited liability company was $3,542,000 in fiscal 2008. The Company believes that the terms and conditions of the transactions with affiliates described above were no less favorable to the Company than those that would have been available to the Company in comparable transactions with unaffiliated parties.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such individuals are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such forms furnished to us and written representations with respect to the timely filing of all reports required to be filed, we believe that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 2008 with the following exceptions: Rosalie O’Reilly-Wooten’s VPF matured on April 7, 2008, and was not reported until April 28, 2008. Joe C. Greene purchased 2,033 shares on the open market on November 21, 2008, and was not reported until December 9, 2008.

AUDIT COMMITTEE REPORT

The Audit Committee functions pursuant to a written charter, which may be viewed on our website at www.oreillyauto.com. In compliance with that charter and in connection with the December 31, 2008, financial statements, the Audit Committee:

•	reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2008; and

•

discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of American Institute of Certified Public Accountants; and

•

received from the independent auditors the written disclosures and a letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB), and has discussed with the independent auditors their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF O’REILLY AUTOMOTIVE, INC.

John Murphy
Chairman of the Audit Committee

Paul R. Lederer
Member of the Audit Committee

Ronald Rashkow
Member of the Audit Committee

PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Ernst & Young, LLP, as our independent auditors for the year ending December 31, 2009, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the annual meeting. Ernst & Young, LLP, has audited our financial statements since 1992. Representatives of Ernst & Young, LLP, are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

None of our Bylaws, our other governing documents, Missouri or federal law or The Nasdaq Global Select Market Listing Qualifications require shareholder ratification of the selection of Ernst & Young, LLP, as our independent auditors. However, the Audit Committee is submitting the selection of Ernst & Young, LLP, to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our shareholders.

Fees Paid to Independent Registered Public Accounting Firm

The following is a summary of fees billed by Ernst & Young, LLP, for audit and other professional services during the years ended December 31:

	2008	2007
Audit Fees:
Consists of fees and expenses billed for the audit of the Company’s consolidated financial statements for such year, the audit of the effectiveness of internal control over financial reporting and for the review of the Company’s quarterly reports on Form 10-Q	$3,401,643	$932,907

Audit-Related Fees:
Consists of fees and expenses billed for the annual audit of the Company’s employee benefit plan, consultations regarding restructuring of the Company’s synthetic arrangement, due diligence and registration statements related to the Company’s acquisition of CSK Auto, Inc.	488,108	60,170

Tax Fees:
Consists of fees and expenses billed for tax advisory services, including compliance, planning and consultations regarding operational realignment	569,211	286,853

Total Fees	$4,458,962	$1,279,930

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services, provided that the Chairman reports any decisions to the Committee at its next scheduled meeting.

The Audit Committee, after review and discussion with Ernst & Young, LLP, of the preceding information, determined that the provision of these services was compatible with maintaining Ernst & Young, LLP’s independence.

Ratification of Independent Auditors

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young, LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG, LLP, AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2009.

PROPOSAL 3 – APPROVAL OF 2009 STOCK PURCHASE PLAN

The Board of Directors has adopted the 2009 Stock Purchase Plan, which replaces the O’Reilly Automotive, Inc. 1993 Stock Purchase Plan, subject to the approval of the Company’s shareholders. The Plan is designed to encourage the purchase by employees of the Company and its subsidiaries of shares of Common Stock by permitting employees to set aside portions of their compensation for the purchase of shares of Common Stock.

The Board of Directors Unanimously Recommends a Vote FOR Approval of the 2009 Stock Purchase Plan.

General

Since 1993, the Company has maintained a stock purchase plan which permitted employees of the Company and its subsidiaries to purchase shares of the Company’s common stock at a discount to market value. The Company maintained this 1993 Stock Purchase Plan as a benefit to employees and as an incentive to allow employees to share in the ownership of the Company and thus align their interests with those of the Company’s other shareholders. Substantially all of the shares of Common Stock authorized for issuance under the 1993 Stock Purchase Plan are expected to have been issued as of the date of this Proxy Statement.

The Board of Directors has adopted the 2009 Stock Purchase Plan, subject to the approval of the Company’s shareholders. The Plan is designed to encourage the purchase by employees of the Company and its subsidiaries of shares of Common Stock by permitting employees to set aside portions of their compensation for the purchase of shares of Common Stock. If shareholder approval of the 2009 Stock Purchase Plan is obtained, the Company will be able to continue to offer employees the opportunity to purchase Common Stock at the discount currently offered. If the 2009 Stock Purchase Plan is not obtained, then the Company will have to discontinue its practice of offering this opportunity to its employees.

A total of 1,500,000 shares of Common Stock have been approved by the Board for issuance under the 2009 Stock Purchase Plan. The number of shares of Common Stock authorized for issuance under the 2009 Stock Purchase Plan are subject to adjustment by the Compensation Committee of the Board of Directors in the event of a merger, recapitalization, stock split, stock dividend or similar corporate transaction. The Company estimates that there are approximately 40,000 employees who are potential participants in the Plan.

The Company increased its number of employees by approximately 60%, or 15,000 employees, in conjunction with the acquisition of CSK Auto, Inc. on July 11, 2008.

The full text of the 2009 Stock Purchase Plan, is set forth in Annex A to this Proxy Statement, and the description of the 2009 Stock Purchase Plan set forth herein is qualified in its entirety by reference to the text of such plan.

Additional Information Regarding the Plan

Participation in the 2009 Stock Purchase Plan by the executive officers of the Company is voluntary and the Company cannot determine at what level such individuals shall choose to participate in the plan.

Description of the Plan

The following summary describes the 2009 Stock Purchase Plan which is submitted to stockholders for approval by this Proposal.

Purpose. The purpose of the 2009 Stock Purchase Plan is to align employee and shareholder long-term interests by facilitating the purchase of Common Stock by employees and to enable employees to develop and maintain significant ownership of Common Stock.

Administration. The 2009 Stock Purchase Plan will be administered by the Compensation Committee, which is comprised solely of non-employee directors who are not eligible to participate in the 2009 Stock Purchase Plan. The Compensation Committee may make such rules and regulations and establish such procedures for the administration of the 2009 Stock Purchase Plan as it deems appropriate.

Participation. Subject to certain procedural requirements, all employees of the Company and its subsidiaries who are “regularly employed” will be eligible to participate in the 2009 Stock Purchase Plan. Employees who are regularly employed for purposes of the plan are generally those who (i) rendered two thousand or more hours of service during the twelve month period immediately preceding the beginning of a purchase period under the plan or (ii) rendered one thousand or more hours of service during each of the two twelve (12) month periods immediately preceding the beginning of a purchase period under the plan and (iii) continues to perform the aforementioned levels of service.

Purchase of Shares. Pursuant to the 2009 Stock Purchase Plan, each eligible employee will be permitted to purchase shares of the Common Stock through regular payroll deductions in an aggregate amount equal to between 1% and 5% of the employee’s base pay (as elected by the employee) for each payroll period.

Stock Purchase Price. Participating employees will be able to purchase shares of Common Stock with payroll deductions at the end of each month at a purchase price equal to (or, if determined by the Compensation Committee, greater than) 85 percent of the average of the lowest and highest per share price of Common Stock during the subject month.

Term. Purchases of Common Stock under the 2009 Stock Purchase Plan may be continued for so long as shares of Common Stock remain available for issuance thereunder.

Amendments to or Discontinuance of the 2009 Stock Purchase Plan. The Board of Directors may, from time to time, amend or terminate the 2009 Stock Purchase Plan; provided, however, that to the extent required by any law, regulation or stock exchange rule, no such amendment shall be effective without the approval of stockholders entitled to vote thereon.

Certain Federal Income Tax Consequences

The following discussion addresses only the general federal income tax consequences relating to purchases under the 2009 Stock Purchase Plan. It does not address the impact of state and local taxes, the federal alternative minimum tax, and securities laws restrictions, and is not intended as tax advice to participants in the 2009 Stock Purchase Plan, who should consult their own tax advisors.

The 2009 Stock Purchase Plan is not intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Code. As a result, plan participants will recognize taxable compensation income as a result of each purchase of shares of Common Stock under the 2009 Stock Purchase Plan, equal to the difference between the fair market value of the purchased shares of Common Stock on the date of purchase and the price paid for such shares. The Company will be entitled to a corresponding tax deduction at such time.

Approval of the 2009 Stock Purchase Plan will require the affirmative vote of a majority of the shares of Common Stock be present or represented by proxy and entitled to vote at the Meeting. Under applicable Missouri law, in determining whether such proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against this proposal.

PROPOSAL 4 – APPROVAL OF 2009 INCENTIVE PLAN

The Company historically has used equity-based compensation in order to provide long-term incentives to its executive officers and other key employees, including store managers, in order to align their interests with the interests of shareholders and increase their stake in the future growth and prosperity of the Company. The Board of Directors has adopted, subject to approval by the shareholders, the O’Reilly Automotive, Inc. 2009 Incentive Plan which shall, upon approval by the Company’s shareholders, replace the Amended and Restated O’Reilly Automotive, Inc. 2003 Incentive Plan, under which no further awards shall thereafter be granted.

The approval of the 2009 Incentive Plan by our shareholders will enable the Company to continue to provide equity-based incentive compensation to employees and officers. The following is a summary of the principal features of the 2009 Incentive Plan. This summary is qualified in its entirety by the more detailed terms and conditions of the 2009 Incentive Plan, a copy of which is attached as Annex B to this Proxy Statement. If the 2009 Incentive Plan is not approved by the required vote of shareholders at the 2009 Annual Meeting, it will not become effective and the Company will continue to use the 2003 Incentive Plan, although there are only approximately 337,000 shares remaining under such plan, which will largely prevent the Company from continuing its historical practice of using equity-based compensation.

The Board of Directors Unanimously Recommends a Vote FOR Approval of the 2009 Incentive Plan.

Description of the 2009 Incentive Plan

Plan Administration. The Board has initially designated the Compensation Committee to administer all aspects of the 2009 Incentive Plan. The Compensation Committee is composed solely of non-employee directors, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and “outside directors,” within the meaning of Section 162(m) of the Internal Revenue Code.

The Compensation Committee has the authority to, among other things:

•	construe and interpret the 2009 Incentive Plan;

•	make rules and regulations relating to the administration of the 2009 Incentive Plan;

•	designate eligible persons to receive awards;

•	establish the terms and conditions of awards; and

•

determine whether the awards or any portion thereof will contain time-based restrictions and/or performance-based restrictions, and, with respect to performance-based awards, the criteria for achievement of performance goals.

Eligibility. The Compensation Committee shall generally designate those persons eligible to participate in the 2009 Incentive Plan.

Shares Authorized. Subject to adjustment in the event of merger, recapitalization, stock split, reorganization or similar transaction, 10,000,000 shares of our Common Stock are reserved for issuance in connection with awards granted under the 2009 Incentive Plan. Any unexercised, unconverted or undistributed portion of any award that is not paid in connection with the settlement of an award or are forfeited shall again be available for award.

Awards. The 2009 Incentive Plan provides for the grant of non-qualified stock options, incentive stock options that qualify under Section 422 of the Code, stock appreciation rights, restricted stock, restricted stock units and cash bonus awards.

Options. Options to purchase shares of Common Stock may be granted alone or in tandem with stock appreciation rights. A stock option may be granted in the form of a non-qualified stock option or an incentive stock option. The price at which a share may be purchased under an option (the exercise price) will be determined by the Compensation Committee, but may not be less than the fair market value of the Company’s Common Stock on the date the option is granted. Except in the case of an adjustment related to a corporate transaction, the exercise price of a stock option may not be decreased after the date of grant and no outstanding option may be surrendered as consideration for the grant of a new option with a lower exercise price without shareholder approval. The Compensation Committee may establish the term of each option, but no option shall be exercisable after 10 years from the grant date. An option shall not be exercisable until at least six months after the grant date. The amount of incentive stock options that become exercisable for the first time in a particular year cannot exceed a face value of $100,000 per participant, determined using the fair market value of the shares on the date of grant.

SARs. Stock appreciation rights (or SARs) may be granted either alone or in tandem with stock options. The exercise price of a SAR must be equal to or greater than the fair market value of the Company’s Common Stock on the date of grant. The Compensation Committee may establish the term of each SAR, but no SAR shall be exercisable after 10 years from the grant date.

Restricted Stock/Restricted Stock Units. Restricted stock and restricted stock units may be issued to eligible participants, as determined by the Compensation Committee. The restrictions on such awards are determined by the Compensation Committee, and may include time-based or performance-based restrictions. Any time-based restriction must generally be for a minimum of three years. Restricted stock units may be settled in cash, shares of Common Stock or a combination thereof. Except as otherwise determined by the Compensation Committee, holders of restricted stock or restricted stock units will have the right to receive dividends, and holders of restricted stock will have voting rights during the restriction period.

Other Stock-Based Awards. The Compensation Committee may grant to eligible persons such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our Common Stock, including securities convertible into Common Stock, or are deemed by the Compensation Committee to be consistent with the purpose of the 2009 Incentive Plan.

Cash Bonus Awards. Cash bonus awards are awards that provide participants with the opportunity to earn a cash payment based upon the Company’s achievement of one or more performance goals established for an award cycle generally consisting of one or more years. For each award cycle, the Compensation Committee shall determine the relevant performance criteria, the achievement necessary for awards to be paid, the weighting of performance goals and the amount of the awards.

Performance-Based Awards.

Awards may be structured to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended. In order to qualify as “performance-based compensation,” the grant, payment or vesting schedule of the award must be contingent upon the achievement of pre-established performance goals over a performance period for the Company.

The performance goals may be based upon one or more of the following criteria (in each case, as determined in accordance with generally accepted accounting principles, if applicable): stock price, revenue, sales volume, cash flow, return on sales, return on invested capital, economic value added, total shareholder return, gross margin, costs, return on equity, earnings per Share, net income (before or after taxes), earnings before interest, taxes, depreciation and amortization, return on assets, market share, cost reduction goals, any combination of, or a specified increase in, any of the foregoing. In addition, such performance goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria. Performance awards may be paid in cash, stock or a combination thereof. Approval of the 2009 Incentive Plan shall also constitute approval of these performance metrics for purposes of Section 162(m).

Certain Plan Limits.

Individual Limits. For any individual, the maximum number of shares of stock that may be subject to stock options and stock appreciation rights granted or issued under the 2009 Incentive Plan in any calendar year is 1,000,000 shares, subject to adjustment for stock splits, recapitalization and similar transactions. In addition, the maximum amount of other awards (other than stock options and stock appreciation rights) that any individual can receive during a calendar year cannot exceed 1,000,000 shares.

Maximum Term of Awards. Options and SARs under the 2009 Incentive Plan shall have a maximum term of ten years.

Change in Control.

In the event of a change in control of the Company, all outstanding and unvested options and stock appreciation rights under the 2009 Incentive Plan shall become exercisable. Awards of restricted stock and stock units shall vest immediately and generally be distributed effective as of the date of change in control. Awards granted which are subject to the achievement of performance goals will immediately vest as if 100% of the performance goals had been achieved.

The Board of Directors may at any time terminate, suspend or discontinue the 2009 Incentive Plan. The Board may amend the 2009 Incentive Plan at any time, provided that any material amendment to the 2009 Incentive Plan will not be effective unless approved by the Company’s shareholders. No award may be granted under the 2009 Incentive Plan after the tenth anniversary of its adoption by the Board of Directors.

Certain Federal Income Tax Consequences

The following discussion addresses only the general federal income tax consequences relating to purchases under the 2009 Incentive Plan. It does not address the impact of state and local taxes, the federal alternative minimum tax, and securities laws restrictions, and is not intended as tax advice to participants in the 2009 Incentive Plan, who should consult their own tax advisors.

Non-Qualified Stock Options. A participant who has been granted a non-qualified stock option will not realize taxable income at the time of grant, and the Company will not be entitled to a tax deduction at that time. In general, when the option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the acquired shares over the exercise price for those shares, and the Company will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of the shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. A participant who has been granted an incentive stock option will not realize taxable income at the time of grant, and the Company will not be entitled to a tax deduction at that time. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled). The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is included in calculating the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised unless the participant disposes of the shares in the year of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such shares to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain and the Company will not be entitled to a corresponding tax deduction. The participant will generally recognize a capital loss to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding tax deduction. Any amount realized in excess of the value of the shares on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant will not recognize ordinary income, and the participant will generally recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. A participant who has been granted a SAR will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at that time. Upon the exercise of an SAR, the amount of cash or the fair market value of any shares received will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of any such shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of exercise.

Performance Shares and Units; Restricted Stock Units. A participant who has been granted a performance share award, a performance unit award or restricted stock unit award will not realize taxable income at the time of grant and the Company will not be entitled to a tax deduction at that time. The participant will generally have compensation income at the time of distribution equal to the amount of cash received and the then fair market value of the distributed shares, and will have a tax basis in the shares equal to the amount of compensation income recognized. The Company will then be entitled to a corresponding tax deduction.

Restricted Stock. In general, a participant who has been granted a restricted stock award will not realize taxable income at the time of grant and the Company will not be entitled to a tax deduction at that time, assuming that the shares are not transferable and that the restrictions create a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of the shares subject to an award, the participant will realize ordinary income in an amount equal to the then fair market value of the shares, and the Company will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of vesting. A participant may elect pursuant to Section 83(b) of the Internal Revenue Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date. If a participant makes this election, the Company will be entitled to a corresponding tax deduction in the year of grant. If the Participant does not make an election pursuant to Section 83(b), dividends paid to the participant during the restriction period will be treated as compensation income to the participant and the Company will be entitled to a corresponding tax deduction.

Approval of the 2009 Incentive Plan will require the affirmative vote of a majority of the shares of Common Stock be present or represented by proxy and entitled to vote at the Meeting. Under applicable Missouri law, in determining whether such proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against this proposal.

Since the Compensation Committee has the discretion to determine the number and types of awards under the 2009 Incentive Plan and has not yet made a determination with respect to the Company’s executive officers and directors, the benefits to be received by such individuals under the 2009 Incentive Plan cannot be determined at this time. The Company estimates that there are approximately 5,000 employees who are potential participants in the 2009 Incentive Plan.

The following table sets forth shares authorized for issuance under the Company’s equity compensation plans at December 31, 2008:

	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)).
Equity compensation plans approved by shareholders	11,511	25.21	1,118
Equity compensation plans not approved by shareholders	—	—	—

Total	11,511	25.21	1,118

(a)	Number of shares presented is in thousands.
(b)	Includes weighted average exercise price of outstanding stock options.

ANNUAL SHAREHOLDERS’ REPORT

The Annual Shareholders’ Report of the Company for fiscal 2008 containing, among other things, audited consolidated financial statements of the Company, accompanies this Proxy Statement.

FUTURE PROPOSALS OF SHAREHOLDERS

Shareholder proposals intended to be presented at the 2010 Annual Meeting and included in the Company’s proxy statement and form of proxy relating to that meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at the Company’s principal executive offices by November 5, 2009. In order for shareholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, the Company’s Amended Bylaws require that such proposals must be submitted, not later than February 9, 2010, and not earlier than January 5, 2010.

OTHER BUSINESS

The Board of Directors knows of no business to be brought before the Annual Meeting other than as set forth above. If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote the proxy on such matters in accordance with their judgment as to the best interests of the Company.

MISCELLANEOUS

The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview and may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals and will agree to reimburse them for their reasonable out-of-pocket expenses.

Shareholders are urged to mark, sign, date and send in their proxies without delay or vote via telephone or Internet using the instructions on the proxy card.

COMMUNICATION WITH THE BOARD OF DIRECTORS

A shareholder who wishes to communicate with our Board of Directors, specific individual directors or the independent directors as a group, may do so by directing a written request addressed to such director(s) in care of the Corporate Secretary at the Company’s address appearing on the first page of this proxy statement or via e-mail through our website at www.oreillyauto.com. Such communication will be directed to the intended director, group of directors or the entire Board, as the case may be.

HOUSEHOLDING OF MATERIALS

In some instances, only one copy of this Proxy Statement or Annual Report is being delivered to multiple shareholders, sharing an address, unless we have received instructions from one or more of the shareholders to continue to deliver multiple copies. We will deliver promptly upon oral or written request a separate copy of the Proxy Statement or Annual Report, as applicable, to any shareholder at your address. If you wish to receive a separate copy of the Proxy Statement or Annual Report, you may call us at (417) 874-7161, or send a written request to O’Reilly Automotive, Inc., 233 South Patterson, Springfield, Missouri 65802, Attention: Secretary. Alternatively, shareholders sharing an address who now receive multiple copies of the Proxy Statement or Annual Report may request delivery of a single copy, also by calling us at the number or writing to us at the address listed above.

ADDITIONAL INFORMATION

Additional information regarding the Company can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed by the Company with the Securities and Exchange Commission.

A copy of the Company’s Annual Report on Form 10-K for fiscal year 2008 (as filed with the Securities and Exchange Commission), including financial statements and financial statement schedules (excluding exhibits), is available to shareholders without charge, upon written request to O’Reilly Automotive, Inc., 233 South Patterson, Springfield, Missouri 65802, Attention: Secretary.

By Order of the Board of Directors,
Tricia Headley
Secretary

Springfield, Missouri

March 20, 2009

ANNEX A

O’REILLY AUTOMOTIVE, INC.

2009 STOCK PURCHASE PLAN

1. ESTABLISHMENT OF PLAN.

(a) Introduction. O’Reilly Automotive, Inc., a Missouri corporation (the “Company”), hereby establishes the O’Reilly Automotive, Inc. 2009 Stock Purchase Plan (the “Plan”) upon the terms and conditions set forth herein, in order to encourage and assist employees and officers of the Company and its subsidiaries in making regular purchases of the Company’s common stock, par value $.01 per share (the “Common Stock”). The Plan is not intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

(b) Definitions.

(1) “Committee” shall mean a committee of members of the Board of Directors appointed by the Board of Directors of the Company to administer the Plan, which shall initially be the Compensation Committee of the Board of Directors, and if no committee is appointed, the full Board of Directors of the Company.

(2) “Custodian” shall be a bank or other financial institution designated by the Committee to act on behalf of the Participating Employees as custodian of the securities issued pursuant hereto.

(3) “Custodian Account” shall mean the separate account maintained by the Custodian for the benefit of the Participating Employees and bearing the Plan’s name.

(4) “Election Amount” shall mean that portion of a Participating Employee’s wages which he or she authorizes the Company or its subsidiaries to withhold and use to purchase Common Stock in accordance with the terms of the Plan.

(5) “Employee Deduction Authorization” shall mean the form executed by all Participating Employees upon their entry into, or voluntary termination of their participation in, the Plan.

(6) “Fair Market Value” means, on any given date with respect to Common Stock, (A) if the Common Stock is not publicly traded, the amount determined by the Committee on such date; (B) if the Common Stock is traded only otherwise than on a securities exchange and is not quoted on the NASDAQ, the closing quoted selling price of the Common Stock on such date as quoted in “pink sheets” published by the National Daily Quotation Bureau; (C) if the Common Stock is traded only otherwise than on a securities exchange and is quoted on NASDAQ, the closing quoted selling price of the Stock on such date as reported by the Wall Street Journal; or (D) if the Common Stock is admitted to trading on a securities exchange, the closing quoted selling price of the Common Stock on such date as reported in the Wall Street Journal.

(7) “Participating Employee(s)” shall mean all eligible employees of the Company who are participating in the Plan.

(8) “Participation Date(s)” shall mean the initial date of each regular pay period of the Company.

(9) “Participating Employee Account” shall mean the separate account maintained by the Company for each Participating Employee.

(10) “Remittance(s)” shall mean the total of all Election Amounts withheld by the Company to purchase shares of Common Stock hereunder.

2. ADMINISTRATION OF THE PLAN.

(a) The Committee. The Plan shall be administered by the Committee, whose interpretation and construction of any of its provisions, unless otherwise determined by the Board of Directors of the Company, shall be final and conclusive on all persons having any interest hereunder. Members of the Committee shall continue to serve in such capacity from year to year at the will of the Board of Directors of the Company unless sooner removed or replaced by the Board of Directors of the Company in its absolute discretion. The Committee shall make such rules and regulations for the conduct of its business as it shall deem appropriate. The Committee shall hold its meetings on such dates and at such times and places as it shall deem advisable.

(b) The Custodian. The Custodian shall perform such duties on behalf of the Participating Employees as are specifically set forth in the Plan subject to the terms and conditions set forth in the remaining provisions of the Plan. The Committee shall have the right to change the designated Custodian at such times as in its discretion it deems advisable.

3. ELIGIBILITY. Subject to the provisions of Section 8 of this Plan, all employees of the Company (whether officers, salaried, clerical, office, supervisory or otherwise) regularly employed by the Company or any of its subsidiaries, excluding employees, if any, who are covered by a binding and effective collective bargaining agreement, shall be eligible to participate in the Plan. For the purposes of this Plan, any employee who (i) rendered two thousand (2,000) or more hours of service during the twelve (12) month period immediately preceding a Participation Date or (ii) rendered one thousand (1,000) or more hours of service during each of the two twelve (12) month periods immediately preceding a Participation Date and (iii) continues to render the number of hours of service set forth in either of clauses (i) and (ii) of this sentence for the twelve-month period or periods, as the case may be, preceding each subsequent January 1 (except the January 1 immediately following his or her Participation Date) shall be deemed to be “regularly employed.”

If as of any January 1 an employee shall not have rendered sufficient hours of service to meet either of the criteria set forth in clause (iii) of the preceding sentence, such employee shall be deemed to be no longer “regularly employed” for the purposes of this Plan, and his or her participation in the Plan shall be terminated pursuant to Section 8. To determine the number of hours of service rendered, an employee shall be credited for each hour of service for which he or she was directly or indirectly compensated by the Company and/or its subsidiaries, taken together, including, but not limited to, periods of temporary lay-off, Company or subsidiary approved leaves of absence, sick or disability leaves of absence, or periods during which such employee is not working due to jury or military duty (as a result of his compliance with a compulsory military service law of the U.S.) or a labor-management dispute.

4. EMPLOYEE PARTICIPATION.

(a) Offering Periods. The Plan shall be administered by consecutive offering periods with a new offering period commencing on the first day of each month and ending on the last day of each month. The Committee shall have the power to change the duration and frequency of offering periods with respect to future offerings without stockholder approval.

(b) Employee Deduction Authorization. Each eligible employee who wishes to participate in the Plan shall execute and deliver to the payroll office from which he receives his salary an Employee Deduction Authorization, authorizing and instructing the Company or the appropriate subsidiary (i) to withhold and credit to his Participating Employee Account an Election Amount and (ii) to use the Election Amount to purchase Common Stock in accordance with the procedure hereinafter set forth. The Election Amount, which shall be stated in terms of a percentage of gross salary, shall not be greater than five percent (5%) nor less than one percent (1%) of the Participating Employee’s gross salary per payroll period.

(c) Participation Dates. Participation in the Plan shall commence only on one of the Participation Dates, and an Employee Deduction Authorization executed by an eligible employee who desires to become a Participating Employee shall become effective on the Participation Date as soon as practicable following the date on which such Authorization has been filed with the Company or Committee.

(d) Modification of Participation. Participation shall be on the basis of the most recently executed Employee Deduction Authorization on file with the Company, and each such Employee Deduction Authorization may be modified, effective the next practicable succeeding Participation Date, by a subsequently executed Employee Deduction Authorization.

5. PURCHASE OF COMMON STOCK; DELIVERY OF STOCK TO CUSTODIAN. On or as soon as practicable following the first business day of each month (the “Purchase Date”), the Company shall issue that number of whole shares of Common Stock obtained by dividing the Remittance for the preceding calendar month (the “Subject Month”) by 85% of the average of the highest and lowest per share price of the Common Stock during the Subject Month and rounding upward (the “Purchase Price”) if necessary so that only whole shares are issued. The Company reserves the right to adjust from time to time the Purchase Date to a different date and the Purchase Price to any percentage greater than 85% of the Fair Value per share of the Common Stock (up to 100% of the Fair Market Value per share of Common Stock) and each Participating Employee will receive notification of any such adjustment. Such shares shall be issued in the name of the Custodian, or its nominee, for and on behalf of the Participating Employees, and a certificate or certificates evidencing such shares shall be delivered promptly to the Custodian to be held by the Custodian in the Custodian Account under the terms of this Plan. Such shares may consist of authorized but unissued shares of Common Stock or previously issued shares of Common Stock reacquired by the Company. The Company may also deliver to the Custodian a certificate or certificates evidencing any shares of stock or other securities issued pursuant to stock dividends or other non-cash distributions made in respect of the Common Stock.

Purchase rights shall not be transferable by a Participating Employee otherwise than by will, the laws of descent and distribution, or a beneficiary designation. During a Participating Employee’s lifetime, purchase rights shall be exercisable only by such Participating Employee.

6. PARTICIPATING EMPLOYEE ACCOUNTS; DISTRIBUTIONS. Concurrently with the submission to the Custodian of shares of Common Stock issued hereunder, the Company shall advise the Custodian of the portion of the Remittance withheld on behalf of each Participating Employee and such other information required by the Custodian in order to perform all bookkeeping required in connection with the Participating Employee Accounts. In addition to reflecting the number of shares to be credited to each Participating Employee’s Account each month, the Custodian shall reflect in such bookkeeping any stock dividends or other securities distributed as a result of stock splits or other non-cash distributions in respect of issued shares of Common Stock and delivered to the Custodian. Cash dividends or other cash distributions payable in respect of the Common Stock shall be paid by the Company directly to each Participating Employee at his or her address of record based upon the number of shares held for such Participating Employee in the Custodian Account as of the record date of such cash dividend or other cash distribution.

Within a reasonable time after the end of each calendar quarter, each Participating Employee who shall have participated in the Plan during such quarter shall be given a statement of his Participating Employee Account as of the end of such quarter showing, at a minimum, all remittances credited to such Participating Employee’s Account, all transactions therein, the dates thereof, the cost of all shares purchased and any balance of shares remaining therein.

7. CUSTODY AND RECEIPT OF SHARES. All shares of Common Stock received by the Custodian on behalf of Participating Employees pursuant to the provisions of this Plan shall be held by the Custodian (however, a Participating Employee shall retain all rights in respect of such shares during the time that his or her shares are so held by the Custodian) until certificates evidencing the ownership of such shares shall have been issued to Participating Employees. Such certificates shall be issued (i) upon the first of January 1, April 1, July 1 or September 1 to occur after the termination of an Employee’s participation in the Plan and (ii) upon the first of such dates to occur after a Participating Employee’s written request for a certificate (which may be made at any time). Each certificate issued by the Custodian shall evidence the ownership by a Participating Employee of the whole shares of Common Stock then credited to his Participating Employee Account, together with the number of whole shares or other securities equal to the proportionate share of such distributions theretofore received in respect of whole and fractional shares of Common Stock then credited to the Participating Employee’s Account The Custodian may, at its sole discretion, distribute any such shares by (i) issuing a certificate evidencing the ownership of such shares or (ii) issuing such shares in electronic book entry form to an account specified in writing by the Participating Employee making such request.

8. TERMINATION OF PARTICIPATION.

(a) Participation by a Participating Employee shall continue so long as the Plan is in effect or until such Participating Employee’s participation in the Plan is terminated as hereafter set forth in this Section 8. If any Participating Employee shall (i) no longer be regularly employed by the Company or any of its subsidiaries in accordance with the provisions of Section 3 of this Plan or (ii) voluntarily terminate his participation in the Plan, or in the event the Company shall terminate this Plan in accordance with the provisions of Section 11 of this Plan, the Company shall (i) so notify the Custodian, (ii) remit directly to such Participating Employee by check at his or her address of record as of the next succeeding Participation Date following the occurrence of said event an amount equal to the Fair Value of any fractional share of Common Stock or other security then credited to his Participating Employee Account plus any Election Amount then being held by the Company in such Participating Employee’s Account and not yet used to purchase Common Stock, and (iii) deliver directly to such Participating Employee, with respect to the Common Stock held on his behalf by the Custodian, any non-cash distributions made in respect of the Common Stock after the date of such remittance and before the next succeeding Participation Date. On the earliest of January 1, April 1, July 1, or October 1 next succeeding the termination of a Participating Employee’s participation in the Plan, the Custodian shall issue to or for the benefit of such Participating Employee a certificate evidencing the whole shares of Common Stock or other securities then credited to such Participating Employee’s Account, together with the number of whole shares or other securities equal to the proportionate share of such distributions theretofore received in respect of whole and fractional shares of Common Stock credited to the Participating Employee’s Account during the period prior to termination (or issue such shares in electronic book entry form to an account specified in writing by the Participating Employee making such request).

(b) Notwithstanding anything contained herein to the contrary, upon termination of a Participating Employee’s participation in the Plan as above set forth, such former Participating Employee shall remain ineligible to participate hereunder until the expiration of a six (6) month period immediately succeeding the Participation Date next occurring after the event causing such termination.

(c) In the event of the death of any Participating Employee prior to any distribution called for hereunder, such distribution shall be made to the beneficiary(ies) of such Participating Employee in the manner designated by him in the Employee Deduction Authorization most recently executed by such Participating Employee or, if such beneficiary(ies) shall predecease such Participating Employee or if no such designation shall have been made, then to the executors or administrators of the estate of such Participating Employee.

9. RIGHTS OF PARTICIPATING EMPLOYEES.

(a) Election Amount. All Election Amount funds shall remain the absolute property of the respective Participating Employees until such funds are invested in the Common Stock as herein provided and during such preinvestment period shall constitute an indebtedness of the Company to each Participating Employee. No interest shall be paid on any amount credited to a Participating Employee’s Account.

(b) Withdrawal of Funds and Alienation of Accounts. No Participating Employee is entitled to any funds or investments credited to his Participating Employee Account except in accordance with the provisions of the Plan. No shares of Common Stock or amount of money credited to a Participating Employee Account shall be subject in any manner, either by voluntary or involuntary acts, to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, garnishment, attachment, execution, sequestration or charge, and any attempt, to, anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, nor shall any shares of Common Stock or amount of money credited to a Participating Employee Account be in any manner liable for his debts, contracts, liabilities, engagements or torts, or be subject to any legal processes, attachment, execution, garnishment, sequestration or levy by creditors or in any suit for alimony or child support.

(c) Transferability of Stock Upon Distribution. All shares of Common Stock shall be freely transferable by a Participating Employee upon the distribution of such shares to such Participating Employee, subject to such restrictions on their sale as may be imposed upon the holder thereof under federal or state securities laws.

10. COST OF ADMINISTRATION. The Company shall pay all costs regarding administration of the Plan and no part of such costs shall be charged against any Participating Employee’s Account.

TERMINATION AND AMENDMENT OF PLAN.

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval: (i) violates the rules or regulations of the NASDAQ or any other securities exchanges that are applicable to the Company; or (ii) materially increases the number of shares authorized under the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect.

12. SHARES SUBJECT TO PLAN; DURATION. The aggregate number of shares which may be issued under the Plan shall not exceed 1,500,000 subject to adjustment for changes in capitalization of the Company as described in the following paragraph, consisting of newly issued shares and/or shares reacquired by the Company. The Plan shall remain in effect until terminated by the Board of Directors of the Company in accordance with the provisions of Section 11 hereof; provided, however, that the Committee or the Board of Directors of the Company may suspend the operation of the Plan from time to time for any interim period as shall be deemed necessary by either of them, including any period during which it shall be necessary to assure compliance with any applicable federal or state securities law.

In the event of any merger, consolidation, spin-off, reorganization, recapitalization, dividend in property other than cash, stock split, reverse stock split, stock dividend, liquidating dividend, combination or reclassification of Common Stock or similar transaction, the Committee shall take any actions or make any adjustments which, in the exercise of its discretion, it deems to be necessary or appropriate under the circumstances. The Committee’s determinations under this Section 12 shall be conclusive and binding on all parties.

13. CONSTRUCTION AND APPLICABLE LAW.

(a) Construction. When used herein the male, female and neuter gender shall include the other and the singular shall include the plural as the context or facts so admit.

(b) Applicable Law. This Plan shall be governed by and construed in accordance with the internal laws of the State of Missouri.

ANNEX B

O’REILLY AUTOMOTIVE, INC.

2009 INCENTIVE PLAN

Section 1. Purposes.

The O’Reilly Automotive, Inc. 2009 Incentive Plan (the “Plan”) was adopted by the Board of Directors of the Company, subject to approval by the shareholders of the Company. The Plan shall, upon and subject to such approval, replace the Amended and Restated O’Reilly Automotive, Inc. 2003 Incentive Plan. The purposes of the Plan are to provide long-term incentives to those persons with significant responsibility for the success and growth of the Company and its subsidiaries, divisions and affiliated businesses, to associate the interest of such persons with those of the Company’s shareholders, to assist the Company in recruiting, retaining and motivating qualified employees on a competitive basis and to ensure a pay for performance linkage for such employees.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award or Cash Bonus Award granted under the Plan.

(c) “Award Agreement” means any written agreement, contract, notice or other instrument or document evidencing any Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash-Bonus Award” means any right granted under Section 6(f) of the Plan.

(f) “Change in Control” is defined in Section 9(e) of the Plan.

(g) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and any regulations promulgated thereunder.

(h) “Committee” means a committee of Directors designated by the Board to administer the Plan, which shall initially be the Compensation Committee of the Board. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify as exempt grants under Rule 16b-3 and as qualified performance based compensation under Section 162(m) of the Code, and each member of the Committee shall be a Non-Employee Director; provided, however that noncompliance with such qualifications shall not invalidate any grants of Awards by the Committee.

(i) “Common Stock” means the common stock, having a par value of $0.01 per share, of the Company.

(j) “Company” means O’Reilly Automotive, Inc., a Missouri corporation, and any successor corporation.

(k) “Director” means a member of the Board, including any Non-Employee Director.

(l) “Disability” means a condition such that an individual would be considered disabled for purposes of Section 409A of the Code.

(m) “Eligible Person” means any officer, Director, employee, consultant or advisor providing services to the Company and/or Subsidiary of the Company or any other Person the Committee determines to be an Eligible Person.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, on any given date (i) with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (ii) with respect to Common Stock, (A) if the Common Stock is not publicly traded, the amount determined by the Committee on such date; (B) if the Common Stock is traded only otherwise than on a securities exchange and is not quoted on the NASDAQ, the closing quoted selling price of the Common Stock on such date as quoted in “pink sheets” published by the National Daily Quotation Bureau; (C) if the Common Stock is traded only otherwise than on a securities exchange and is quoted on NASDAQ, the closing quoted selling price of the Stock on such date as reported by the Wall Street Journal; or (D) if the Common Stock is admitted to trading on a securities exchange, the closing quoted selling price of the Common Stock on such date as reported in the Wall Street Journal.

(p) “Incentive Stock Option” means an Option granted under Section 6(a) of the Plan that is intended to qualify as an “incentive stock option” in accordance with the terms of Section 422 of the Code or any successor provision.

(q) “NASDAQ” means the National Association of Securities Dealers Automated Quotation System or any successor thereto.

(r) “Non-Employee Director” means any Director who is not also an employee of the Company or an “Affiliate” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code.

(s) “Non-Qualified Stock Option” means an option granted under Section 6(a) of the Plan that is not an Incentive Stock Option.

(t) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(u) “Other Stock-Based Award” means any right granted under Section 6(e) of the Plan.

(v) “Participant” means an Eligible Person designated to be granted an Award under the Plan.

(w) “Performance Award” means any right granted under Section 6(d) of the Plan.

(x) “Performance Goal” means the goals established by the Committee, based upon one or more performance measures, as the condition(s) precedent to earning a Performance Award. Performance Goals may be based upon based on one or more of the following criteria (in each case, as determined in accordance with generally accepted accounting principles, if applicable): stock price, revenue, sales volume, cash flow, return on sales, return on invested capital, economic value added, , total shareholder return, gross margin, costs, return on equity, earnings per Share, net income (before or after taxes), earnings before interest, taxes, depreciation and amortization, return on assets, market share, cost reduction goals, any combination of, or a specified increase in, any of the foregoing. In addition, such performance goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria.

(y) “Performance Measures” means the criteria set out in Section 2(x) of the Plan that may be used by the Committee as the basis for a Performance Goal.

(z) “Performance Period” means the period established by the Committee during which the achievement of Performance Goals is assessed in order to determine whether and to what extent a Performance Award has been earned.

(aa) “Performance Shares” means shares of Common Stock awarded to a Participant based on the achievement of Performance Goals during a Performance Period.

(bb) “Performance Units” means an Award denominated in Shares of Common Stock, payable in cash, Shares or a combination thereof, as determined by the Committee, awarded to a Participant based on the achievement of Performance Goals during a Performance Period.

(cc) “Person” means any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(dd) “Plan” means the O’Reilly Automotive, Inc. 2009 Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

(ee) “Restricted Stock” means any Share granted under Section 6(c) of the Plan.

(ff) “Restricted Stock Unit” means any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(gg) “Retirement” means retirement in accordance with the terms of a retirement plan of the Company or one of its subsidiaries.

(hh) “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(ii) “Securities Act” means the Securities Act of 1933, as amended.

(jj) “Share” or “Shares” means a share or shares of Common Stock or such other securities or property as may become subject to Awards subject to an adjustment made under Section 4(c) of the Plan.

(kk) “Stock Appreciation Right” means any right granted under Section 6(b) of the Plan.

(ll) “Subsidiary” means a corporation or other entity constituting a “subsidiary corporation” under Section 424(f) of the Code, or any successor provision.

Section 3. Administration

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority, in its discretion, to: (i) designate Eligible Persons to receive Awards; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including time-based restrictions and performance-based restrictions; (v) establish the Performance Measures for achievement of Performance Goals with respect to Performance Awards; (vi) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Option or waive any restrictions relating to any Award; provided that no Award shall be amended if such amendment would cause the Award to be subject to Section 409A of the Code or if such amendment would be materially adverse to the Participant; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, promissory notes (provided, however, that the par value of any Shares to be issued pursuant to such exercise shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof and the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property, or canceled, forfeited or suspended;(viii) construe and interpret the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Eligible Person, any Participant and any holder or beneficiary of any Award.

(b) Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

(c) Day-to-Day Administration. All expenses and liabilities incurred by the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons, and the Committee, the Board, the Company and the officers and employees of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. The interpretation and construction by the Committee of any provision of the Plan and any determination by the Committee under any provision of the Plan shall be final and conclusive for all purposes. Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the fullest extent permitted by law. The members of the Committee shall be named as insureds in connection with any directors’ and officers’ liability insurance coverage that may be in effect from time to time.

(d) Delegation. The Committee may, from time to time, delegate any or all of its duties, powers and authority to any executive officer or officers of the Company, except to the extent such delegation would be prohibited by or inconsistent with Rule 16b-3 or other applicable law, rule or regulation, subject to such parameters as shall be determined by the Committee, to grant Awards under the Plan, other than to persons subject to Section 16 of the Exchange Act.

Section 4. Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the maximum aggregate number of Shares available for issuance under the Plan shall be the sum of (i) 10,000,000 and (ii) the number of shares subject to outstanding awards under the Amended and Restated O’Reilly Automotive, Inc. 2003 Incentive Plan as of the date this Plan is approved by the Company’s shareholders, but only to the extent such awards terminate or expire on or after such date without the delivery of Shares, in each case subject to adjustment as provided herein. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares reacquired and held in treasury. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 2,000,000, subject to adjustment as provided in Section 4(c) of the Plan and subject to the provisions of Sections 422 and 424 of the Code or any successor provision. The number of Shares granted to any one individual during any calendar year as part of Performance Awards under the Plan, regardless of when such Shares are deliverable, shall not exceed 1,000,000.

(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

(c) Adjustment Provisions.

(i) No Limitation on Corporate Acts. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company with or into another entity, any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company for any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

(ii) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (A) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (B) the number and type of Shares (or other securities or other property) subject to outstanding Awards, the other Share limitations set forth herein and (D) the purchase price or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number and any adjustment made hereunder to incentive stock options shall comply with Treasury Regulation Section 1.424-1.

(iii) Right to Cancel Awards Upon Certain Events. Notwithstanding the above, in the event (A) of any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event or (B) the Company shall enter into a written agreement to undergo such a transaction or event, the Committee may, in its sole discretion, cancel any or all outstanding Awards and pay to the holders of any such Awards that are otherwise vested, in cash, the value of such Awards based upon the price per share of capital stock received or to be received by other shareholders of the Company in such event, subject to compliance with the requirements of Section 409A of the Code.

(iv) No Adjustment Upon Issuance of Securities. Except as may otherwise be expressly provided in the Plan, the issuance by the Company of Shares of Stock of any class or securities convertible into Shares of Stock of any class for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares of capital stock or other securities, and in any case whether or not for fair value, shall not be required to affect, and no adjustment by reason thereof shall be required with respect to, the number of shares of Stock available under the Plan or subject to Awards theretofore granted or the exercise price per share with respect to outstanding Awards.

Section 5. Eligibility.

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a Subsidiary of the Company.

Section 6. Awards.

(a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such option.

(ii) Option Term. The term of each Option shall be fixed by the Committee at the time of grant, provided that no Option shall be exercisable after ten years from its Grant Date.

(iii) Time and Method of Exercise.

(A) The Committee shall determine the time or times at which an Option may be exercised in whole or in part.

(B) The full exercise price for the Shares with respect to which the Option is being exercised shall be payable to the Company:

(1) in cash or by check payable and acceptable to the Company;

(2) subject to the approval of the Committee, by tendering to the Company shares of Common Stock owned by the optionee having an aggregate Fair Market Value per share as of the date of exercise that is equal to the exercise price for the shares with respect to which the Option is being exercised, provided that such shares shall have been then owned by the optionee for a period of at least six months prior to such exercise; or

(3) subject to the approval of the Committee and to such instructions as the Committee may specify, at the optionee’s written request the Company may deliver certificates for the shares of Common Stock for which the Option is being exercised to a broker for sale on behalf of the optionee, provided that the optionee has irrevocably instructed such broker to remit directly to the Company on the optionee’s behalf the full amount of the exercise price from the proceeds of such sale;

(4) provided, however, that in the case of an Incentive Stock Option, (2) and (3) above shall apply only if Committee approval is given on or prior to the date such Option was granted and the Award Agreement expressly provides for such optional payment terms.

In the event that the optionee elects to make payment as allowed under clause (2) above, the Committee may, upon confirming that the optionee owns the number of shares of Common Stock being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the optionee (or not require surrender of) the certificate for the shares of common Stock being tendered upon the exercise. Payment instruments will be received subject to collection.

(iv) Acceleration and Conversion. The Committee, at any time: (A) may accelerate the time at which any Option granted hereunder is exercisable or otherwise vary the terms of an Option, notwithstanding the fact that such variance may cause the Option to be treated as a Non-Qualified Stock Option; and (B) subject to the consent of the Participant, may convert an outstanding Incentive Stock Option to a Non-Qualified Stock option if it deems such conversion to be in the best interest of the Participant.

(v) Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as Incentive Stock Options:

(A) The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed One Hundred Thousand Dollars ($100,000).

(B) All Incentive Stock Options must be granted within ten years from the date on which the Plan was adopted by the Board.

(C) Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than ten years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than five years from the date of grant.

(D) The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E) Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(vi) Termination of Employment.

(A) In the event an individual’s employment with the Company and its Subsidiaries shall terminate for reasons other than (1) Retirement; (2) Disability; (3) death or (4) involuntary termination of employment following a Change of Control, the individual’s Options shall terminate as of the date of such termination of employment and shall not be exercisable to any extent as of and after such time.

(B) If any termination of employment is due to Retirement or Disability, the individual shall have the right to exercise any Option at any time within the 12-month period (three-month period in the case of (1) Retirement for Options that are Incentive Stock Options and (2) involuntary termination of employment following a Change of Control) following such termination of employment (or, if earlier, until the expiration of the maximum term of the Option), but only to the extent that the Option was exercisable immediately prior to such termination of employment. Notwithstanding any other provision contained in the Plan or any Award Agreement, if the termination of employment is due to Retirement, and such retiring individual at the time of his or her Retirement (1) is at least fifty-five (55) years of age, and (2) the sum of the individual’s age and years of service to the Company is equal to or greater than eighty (80) years, then all outstanding Options granted to such retiring individual shall automatically become immediately exercisable within such 12-month period (three-month period in the case of Options that are Incentive Stock Options).

(C) Whether any termination of employment is due to Retirement or Disability and whether an authorized leave of absence or absence for military or government service or for other reasons shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee in its sole discretion.

(D) If an individual shall die while entitled to exercise an Option, the individual’s estate, personal representative or beneficiary, as the case may be, shall have the right to exercise the Option at any time within the 12-month period (three-month period in the case of Retirement for Options that are Incentive Stock Options) following the date of the Participant’s death (or, if earlier, until the expiration of the maximum term of the Option), to the extent that the Participant was entitled to exercise the same on the day immediately prior to the Participant’s death.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan. Each Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive, as determined by the Committee, a number of Shares equal to the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee.

(c) Restricted Stock / Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i) Restrictions. The Committee shall impose such terms, conditions and/or restrictions on any Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation: (A) a requirement that Participants pay a stipulated purchase price for each Restricted Stock or each Restricted Stock Unit; (B) restrictions based upon the achievement of specific Performance Goals (Company-wide, divisional, and/or individual); (C) time-based restrictions on vesting; and/or (D) restrictions under applicable Federal or state securities laws. Unless otherwise determined by the Committee at the time of grant, any time-based restriction period shall be for a minimum of three years (subject to Sections 4(c) and 9 hereof). To the extent the Restricted Stock or Restricted Stock Units are intended to be deductible under Section 162(m) of the Code, the applicable restrictions shall be based on the achievement of Performance Goals over a Performance Period, as described in Section 6(d) below.

(ii) Payment of Units. Restricted Stock Units that become payable in accordance with their terms and conditions shall be settled in cash, Shares of Common Stock, or a combination of cash and Common Stock, as determined by the Committee and paid no later than 2 1/2 months after the tax year in which the Restricted Stock Units vest, unless otherwise determined by the Committee, consistent with the requirements of Section 409A of the Code.

(iii) No Disposition During Restriction Period. During the Restriction Period, Restricted Stock may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. In order to enforce the limitations imposed upon the Restricted Stock, the Committee may (A) cause a legend or legends to be placed on any certificates relating to such Restricted Stock, and/or (B) issue “stop transfer” instructions, as it deems necessary or appropriate.

(iv) Dividend and Voting Rights. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Stock shall have the right to vote such Restricted Stock as the record owner thereof. Unless otherwise determined by the Committee, any dividends payable to a Participant during the Restriction Period shall be distributed to the Participant only if and when the restrictions imposed on the applicable Restricted Stock or Restricted Stock Units lapse.

(v) Stock Certificates. Each certificate issued for Restricted Stock shall be registered in the name of the Participant and deposited with the Company or its designee. At the end of the Restriction Period, a certificate representing the number of Shares to which the Participant is then entitled shall be delivered to the Participant free and clear of the restrictions. No certificate shall be issued with respect to a Restricted Stock Unit unless and until such unit is paid in Shares.

(d) Performance Awards. Subject to the provisions of the Plan, Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

(i) Grants. Subject to the provisions of the Plan, Performance Awards consisting of Performance Shares or Performance Units may be granted to Eligible Persons.

(ii) Performance Goals. Unless otherwise determined by the Committee, Performance Awards shall be conditioned on the achievement of Performance Goals (which shall be based on one or more Performance Measures, as determined by the Committee) over a Performance Period. The Performance Period shall be one year, unless otherwise determined by the Committee.

(iii) Performance Measures. The Performance Measure(s) to be used for purposes of Performance Awards may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the Participant is employed. The Performance Goals based on these Performance Measures may be made relative to the performance of other corporations.

(iv) Negative Discretion. Notwithstanding the achievement of any Performance Goal established under this Plan, the Committee has the discretion, by Participant, to reduce some or all of a Performance Award that would otherwise be paid.

(v) Extraordinary Events. At, or at any time after, the time an Award is granted, and to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the Award under the Performance Based Exception, the Committee may provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specific corporate transactions, accounting or tax law changes and other extraordinary and nonrecurring events.

(vi) Interpretation. With respect to any Award that is intended to satisfy the conditions for the Performance Based Exception under Section 162(m) of the Code: (A) the Committee shall interpret the Plan and this Section 6(d) in light of Section 162(m) of the Code and the regulations thereunder; (B) the Committee shall have no discretion to amend the Award in any way that would adversely affect the treatment of the Award under Section 162(m) of the Code and the regulations thereunder; and (C) such Award shall not be paid until the Committee shall first have certified that the Performance Goals have been achieved.

(vii) Payments. Performance Awards shall be paid no later than 2 1 /2 months after the tax year in which the Performance Award vests, unless otherwise determined by the Committee, consistent with the requirements of Section 409A of the Code.

(e) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons, subject to the terms of the Plan, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes (provided, however, that the par value of any Shares to be issued pursuant to such exercise shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof, provided, further, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. The Company shall pay Awards no later than 2 1/2 months after the tax year in which the Award vests, unless otherwise determined by the Committee, consistent with the requirements of Section 409A of the Code.

(f) Cash-Bonus Awards. The Committee is hereby authorized to grant to Eligible Persons, subject to the terms of the Plan, Cash-Bonus Awards that provide participants with the opportunity to earn a cash payment based upon the achievement of one or more Performance Goals for a period of time of one or more years (the “Award Cycle”), as determined by the Committee. For each Award Cycle, the Committee shall determine the relevant Performance Measurements, the Performance Goal for each Performance Measurement, the level or levels of achievement necessary for Awards to be paid, the weighting of the Performance Goals if more than one Performance Goal is applicable, and the size of the Awards. The Company shall pay the Cash-Bonus Award no later than 2 1/2 months after the tax year in which the Cash-Bonus Award is earned, unless otherwise determined by the Committee, consistent with the requirements of Section 409A of the Code

(g) General.

(i) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee, consistent with the Plan and in compliance with applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Subsidiary of the Company. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Subsidiary of the Company (A) may be granted either at the same time as or at a different time from the grant of such other Awards or awards and (B) shall only be granted if the grant complies with Section 409A of the Code.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and the requirements of applicable law, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, promissory notes (provided, however, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property or any combination thereof, and may be made on any schedule of payments or transfers, so long as all such payments and transfers occur no later than 2 1/2 months after the tax year in which such payment or transfer obligation vests, in accordance with rules and procedures established by the Committee, unless otherwise determined by the Committee, consistent with the requirements of Section 409A of the Code.

(iv) Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; provided, further, that, if so determined by the Committee, a Participant may transfer a Non-Qualified Stock Option to any “Family Member” (as such term is defined in the General Instructions to Form S-8 or successor to such Instructions or such Form) at any time that such Participant holds such Option, provided that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer; provided, further, that, if so determined by the Committee and except in the case of an Incentive Stock Option, Awards may be transferable as determined by the Committee. Except as otherwise determined by the Committee, each Award (other than an Incentive Stock Option) or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Except as otherwise determined by the Committee, no Award (other than an Incentive Stock Option) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v) Term of Awards. Subject to Section 6(a)(v)(C) of the Plan, the term of each Award shall be for such period as may be determined by the Committee; provided, however, no Award shall have a term greater than ten years from the grant date of the Award.

(vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(vii) Except as provided in Section 4(c) hereof, no Option or Stock Appreciation Right may be amended to reduce its initial exercise price and no Option shall be canceled and replaced with Options or Stock Appreciation Rights having a lower exercise price, without the approval of the shareholders of the Company.

(h) Limitations on Grants to Participants. The maximum number of Options and Stock Appreciation Rights that may be granted or issued under the Plan in any calendar year to any Participant during a single calendar year is 500,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan and this subsection (h)). The maximum amount of Awards other than Options and Stock Appreciation Rights that may be made in any calendar year to any Participant shall not exceed 500,000 Shares.

Section 7. Amendment and Termination; Adjustments.

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval: (i) violates the rules or regulations of the NASDAQ or any other securities exchanges that are applicable to the Company; (ii) causes the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan; (iii) materially increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan; (iv) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, as prohibited by Sections 6(a)(i) and 6(b)(ii) of the Plan or the repricing of Options or Stock Appreciation Rights, as prohibited by Section 6(g)(vii) of the Plan; or (v) would prevent the grant of Awards that would qualify under Section 162(m) of the Code.

(b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof. Except as provided in Section 4(c) of the Plan, in no event may the Board reprice any award without first obtaining the approval of the shareholders of the Company.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8. Income Tax Withholding.

In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal, state and local taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations) or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. Change in Control.

(a) Options and SARs. Effective on the date of such Change in Control, all outstanding and unvested Options and Stock Appreciation Rights granted under the Plan shall immediately vest and, in the case of Options, become exercisable, and all Options then outstanding under the Plan shall remain outstanding in accordance with their terms (subject to Section 4(c)(iii)).

(b) Restricted Stock/Restricted Stock Units. Upon a Change of Control, all Restricted Stock and Restricted Stock Units shall immediately vest and be distributed to Participants, effective as of the date of the Change of Control, subject to compliance with Section 409A of the Code, if applicable.

(c) Performance Awards. Each Performance Award granted under the Plan that is outstanding on the date of the Change in Control shall immediately vest and the holder of such Performance Award shall be entitled to an immediate lump sum cash payment equal to the amount of such Performance Award otherwise payable at the end of the Performance Period as if 100% of the Performance Goals have been achieved.

(d) Timing of Payment. Any amount required to be paid pursuant to this Section 9 shall be paid as soon as practical after the date such amount becomes payable, subject to compliance with Section 409A of the Code, if applicable.

(e) Change in Control. Unless otherwise determined by the Committee, as used herein, the term “Change in Control,” with respect to the Company, means, and shall be deemed to have occurred on the date upon which (i) there shall occur (A) a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as such term is defined in Section 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity is or becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing 35 percent or more of the combined voting power of the Company’s then outstanding securities, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (ii) any person (as such term is defined in Section 13(d)(3) and 14(d)(2) of the

Exchange Act), corporation, or other entity shall purchase any Common Stock of the Company (or securities convertible into the Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or any such person, corporation or other entity (other than the Company or any benefit plan sponsored by the Company or any subsidiary) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35 percent or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Company’s securities), or (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Section 10. General Provisions.

(a) No Rights to Awards. No Eligible Person or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c) Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d) No Rights of Shareholders. Except with respect to Shares of Restricted Stock as to which the Participant has been granted the right to vote, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued in the name of such Participant or such Participant’s legal representative without restrictions thereto.

(e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Awards granted hereunder shall not form any part of the wages or salary of any Eligible Person for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g) Governing Law. The validity, construction, and effect of the Plan, Award Agreement or any Award, and any rules and regulations relating to the Plan, Award Agreement or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Missouri.

(h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Eligible Person or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability or similar plan of the Company unless required by law or otherwise provided by such other plan.

(k) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(m) Section 162(m) Administration. With respect to Options and Stock Appreciation Rights, the Company intends to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(n) Conditions Precedent to Issuance of Shares. Shares shall not be issued pursuant to the exercise or payment of the purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange and the Missouri General Corporation Law. As a condition to the exercise or payment of the purchase price relating to such Award, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

(o) Nonexclusivity of the Plan. Neither the submission of the Plan, the approval of the Plan by the shareholders of the Plan nor the failure of such shareholders to approve the Plan shall in any way limit the power of the Board to adopt such other incentive arrangements deemed desirable by it, including without limitation, the awarding of cash bonuses, subject to any shareholder approval as may be required by law, regulatory rules or the NASDAQ System.

(p) Compliance with all applicable laws. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act, as amended, and the Exchange Act, as amended), and the applicable requirements of any securities exchange, the NASDAQ System, or any similar entity. If the employee fails to timely accept delivery of and pay for the Shares specified in a notice to the Company stating the number of shares for which the Option is being executed, the Committee shall have the right to terminate the Option with respect to such Shares.

(q) Preemption by Applicable Laws and Regulations. Anything in the Plan or any Award Agreement entered into pursuant to the Plan to the contrary notwithstanding, if, at any time specified herein or therein for the making of any determination with respect to the issuance or other distribution of Shares of Common Stock, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either the Company or the Participant (or the Participant’s beneficiary), as the case may be, to take any action in connection with any such determination, the issuance or distribution of such Shares or the making of such determination shall be deferred until such action shall have been taken.

Section 11. Effective Date of the Plan.

The Plan shall be effective upon its adoption by the Board, subject to approval by the shareholders of the Company at the 2009 annual meeting of the shareholders of the Company.

Section 12. Term of the Plan.

No Award shall be granted under the Plan after the tenth anniversary of the adoption of the Plan or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

O’REILLY AUTOMOTIVE, INC.

You are cordially invited to attend the Annual Meeting of Shareholders of O’Reilly Automotive, Inc., to be held at the Doubletree Hotel Springfield, 2431 North Glenstone Avenue, Springfield, Missouri, on Tuesday, May 5, 2009, at 10:00 a.m. Central Time.

2008 HIGHLIGHTS

•   16th consecutive year of positive comparable store sales

•   42% increase in sales to $3.58 billion

•   Acquired CSK Automotive, Inc. on July 11, 2008

•   Total store count increased 79.5% to 3,285 stores in 38 states

•   Net income of $186.2 million

•   Gross profit increased 45% to $1.63 billion

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

PROXY

O’REILLY AUTOMOTIVE, INC.

Annual Meeting of Shareholders – Tuesday, May 5, 2009

(THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

The undersigned hereby appoints David E. O’Reilly, Lawrence P. O’Reilly and Charles H. O’Reilly, Jr., and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote as the undersigned designates, all shares of Common Stock of O’Reilly Automotive, Inc., a Missouri corporation (the “Company”), held by the undersigned on February 27, 2009, at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 5, 2009, at 10:00 a.m. Central Time in Springfield, Missouri, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side of this card, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ACTIONS OR PROPOSALS.

233 SOUTH PATTERSON AVENUE P.O. BOX 1156 SPRINGFIELD, MO 65801

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, on May 4, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER

COMMUNICATIONS

If you would like to reduce the costs incurred by O’Reilly Automotive, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, on May 4, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return in the postage-paid envelope we have provided or return to O’Reilly Automotive, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

O’REILLY AUTOMOTIVE, INC.

The Board of Directors recommends a vote FOR the following actions or proposals (as described in the accompanying Proxy Statement).

Election of Directors		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Proposal to elect Class I Directors (three-year term).
	01) Charles H. O’Reilly, Jr.	☐	☐	☐
02) John Murphy
03) Ronald Rashkow

Vote on Proposal		For	Against	Abstain	Please sign exactly as name(s) appear hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
2.	Ratification of appointment of Ernst & Young, LLP, as independent auditors.	☐	☐	☐
3.	Approval of the 2009 Stock Purchase Plan	☐	☐	☐
4.	Approval of the 2009 Incentive Plan	☐	☐	☐
Please indicate if you plan to attend the meeting.		☐	☐
		YES	NO

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date